                                                                 Exhibit 10.21


                            STANDARD LEASE AGREEMENT

--------------------------------------------------------------------------------

      This Standard Lease Agreement (this "Lease") is made this 11th day of June, 1995 between LASALLE PARTNERS MANAGEMENT LIMITED (in its capacity as agent for Fannin Street Limited Partnership, a Delaware limited partnership), as Landlord ("Landlord"), and WOLF COMMUNICATIONS COMPANY, a Texas corporation, as Tenant ("Tenant"). This Lease consists of this paragraph, the Basic Lease Provisions, the Supplemental Lease Provisions and each exhibit, rider, and schedule or other attachment to the Basic Lease Provisions and/or Supplemental Lease Provisions as listed at the end of the Basic Lease Provisions or in the Table of Exhibits and Riders attached to the Basic Lease Provisions and preceding the Supplemental Lease Provisions.

                             BASIC LEASE PROVISIONS

1.    Building and Property:

      a. The "Building" is the structure commonly known as the 1301 Fannin Street Building located on the land bounded by Fannin, San Jacinto, Polk and Clay Streets (Block 294), Houston, Texas and more particularly described in Exhibit B attached to the Supplemental Lease Provisions (the "Land").

      b.    Agreed Rentable Area of the Building: 784,143 square feet.

      c. The Building, the Land, the parking garage located on the Land and serving the Building (the "Garage") and all improvements and appurtenances to the Building, the Garage and the Land are referred to collectively in this Lease as the "Property."

2.    Premises and Agreed Rentable Area of the Premises:

            Building                             Agreed Rentable Area
             Floor                                  (in Square Feet)
               7                                        12,312

      Total Agreed Rentable Area of the Premises:

            The Premises are hereby defined to mean 12,312 square feet on Building Floor 7. The Suite Number for the Premises is 775. Tenant shall initially occupy 7,500 square feet of Rentable Area. An additional 2,465 square feet of Rentable Area shall be added on the third month anniversary of the Commencement Date and an additional 2,347 square feet of Rentable Area shall be added on the sixth month anniversary of the Commencement Date.

3.    Basic Rent (See Article 2, Supplemental Lease Provisions):

                            Annual
                        Rate Per Square           Basic
      Rental            Foot of Agreed           Monthly
      Period             Rentable Area             Rent
      ------             -------------             ----
      Months 1-3             $15.00             $ 9,375.00
      Months 4-6             $15.00             $12,456.25
      Months 7-72            $15.00             $15,390.00

      A "Lease Month" shall mean any calendar month during the Term of this Lease.

4. Tenant's Pro Rata Share Percentage: 1.57% (the Agreed Rentable Area of the Premises divided by the Agreed Rentable Area of the Building, expressed in a percentage). This percentage shall be modified during the first six months of the Term as necessary to reflect the stepped occupancy.

5. Tenant's Operating Expense Stop: Equal to actual Operating Expenses for the calendar year 1995, grossed up in accordance with subsection 2.202 of the Supplemental Lease Provisions (see Article 2, Supplemental Lease Provisions).

6.    Initial Term: six (6) years (see Article 1, Supplemental Lease
      Provisions).

7. Commencement Date: the earlier to occur of Substantial Completion or 10 weeks from Landlord's approval of the Construction Plans per Exhibit C (see Article 1, Supplemental Lease Provisions).

8. Expiration Date: sixth anniversary of the Commencement Date (see Article 1, Supplemental Lease Provisions).

9.    Security Deposit: $261,074.21 (see Article 3, Supplemental Lease
      Provisions).

10.   Tenant's Broker: Cushman Realty Corporation.

11. Permitted Use: General office and computer facility use and other uses incidental or ancillary to the foregoing so long as consistent with a Class A office building (see Article 4, Supplemental Lease provisions).

12. All payments shall be sent to Landlord in care of LaSalle Partners Management Limited ("Property Manager") at 1301 Fannin Street, Suite 2400, Houston, Texas 77002, or such other place as Landlord may designate from time to time by notice given in accordance with the Lease. All payments shall be in the form of check or other delivery of good funds (such as electronic transfer), provided that payment by check shall not be considered made if the check is not duly honored with good funds upon proper and timely presentation.

13.   Parking: See Exhibit E attached to the Supplemental Lease Provisions.

14. Addresses for notices due under this Lease (see Article 14, Supplemental Lease provisions):

      Landlord:                              Tenant:

      LASALLE PARTNERS                       PRIOR TO COMMENCEMENT DATE:
       MANAGEMENT LIMITED
      1301 Fannin                            Wolf Communications Company
      Suite 2400                             1001 Fannin, Suite 2000
      Houston, Texas 77002                   Houston, Texas 77002
      Attention: Al Palamara                 Attn: Michael J. August
      Fax: 713-752-2925                      Fax: 713/650-6522

      With a copy to:                        ON AND AFTER COMMENCEMENT
                                              DATE:

      LASALLE PARTNERS                         The Premises
       MANAGEMENT LIMITED
      The Plaza at Las Colinas              With a copy to:
      300 East Carpenter Freeway
      Irving, Texas 75062                   Wolf Exploration, Inc.
      Attention: Bret E. Bunnett            1001 Fannin, Suite 2000
                                            Houston, Texas 77002
      Fannin Street Limited Partnership     Attn: Michael J. August
      c/o GE Investments
      3003 Summer Street
      Stamford, Connecticut 06904-2900
      Attention: Southwest Asset Manager
      Fax:203-326-4179

      and

      GE Investments
      3003 Summer Street
      Stamford, Connecticut 06904-2900
      Attention: Real Estate Counsel
      Fax:203-326-2497

      Landlord and Tenant are initialing these Basic Lease Provisions in the appropriate space provided below as an acknowledgment that they are a part of this Lease.

Initial:
Landlord: ______
Tenant: ________

                          TABLE OF EXHIBITS AND RIDERS
                                       TO
                          SUPPLEMENTAL LEASE PROVISIONS

Exhibit A    Floor Plan
Exhibit A-1  Secure Area
Exhibit B    Land Legal Description
Exhibit C    Work Letter
Exhibit D    Acceptance of Premises Memorandum
Exhibit E    Parking Agreement
Exhibit F    Amortization Schedule
Exhibit G    Operating Expense Exclusions
Exhibit H    Janitorial Specifications

Guaranty _____ Check, if applicable

Addendum _____ Check, if applicable

Rider 1 Renewal Option
Rider 2 Expansion Option
Rider 3 Right of First Opportunity and First Offer
Rider 4 Rules and Regulations

                                TABLE OF CONTENTS
                                       FOR
                          SUPPLEMENTAL LEASE PROVISIONS

       Description                                                          Page
       -----------                                                          ----

ARTICLE I                TERM AND POSSESSION ................................  1

          SECTION 1.1    LEASE OF PREMISES, COMMENCEMENT AND EXPIRATION .....  1

                         1.101      Lease of Premises .......................  1
                         1.102      Initial Term and Commencement ...........  1

          SECTION 1.2    INSPECTION AND DELIVERY OF PREMISES, CONSTRUCTION
                         OF LEASE SPACE IMPROVEMENTS AND POSSESSION .........  1

                         1.201      Delivery and Completion .................  1
                         1.202      Acceptance of Premises Memorandum .......  2

          SECTION 1.3    REDELIVERY OF THE PREMISES .........................  2

          SECTION 1.4    HOLDING OVER .......................................  2

ARTICLE 2                RENT ...............................................  2

          SECTION 2.1    BASIC RENT .........................................  3

          SECTION 2.2    ADDITIONAL RENT ....................................  3

                         2.201      Definitions .............................  3
                         2.202      Gross-Up ................................  4
                         2.203      Payment Obligation ......................  4
                         2.204      Revisions in Estimated Additional Rent ..  5

          SECTION 2.3    RENT DEFINED AND NO OFFSETS ........................  5

          SECTION 2.4    LATE CHARGES .......................................  5

ARTICLE 3                SECURITY DEPOSIT ...................................  5

ARTICLE 4                OCCUPANCY AND USE ..................................  6

          SECTION 4.1    USE OF PREMISES ....................................  6

                         4.101      General .................................  6
                         4.102      Hazardous and Toxic Materials ...........  6
                         4.103      Disability Acts .........................  7

          SECTION 4.2    PERMITS ............................................  8

          SECTION 4.3    COMPLIANCE WITH LAWS ...............................  8

          SECTION 4.4    RULES AND REGULATIONS ..............................  8

          SECTION 4.5    ACCESS .............................................  8

          SECTION 4.6    QUIET POSSESSION ...................................  9

ARTICLE 5                UTILITIES AND SERVICES .............................  9

          SECTION 5.1    SERVICES TO BE PROVIDED ............................  9

                         5.101      Elevator Service ........................  9
                         5.102      Heat and Air Conditioning ...............  9
                         5.103      Electricity ............................. 10
                         5.104      Water ................................... 11
                         5.105      Janitorial Services ..................... 11
                         5.106      Common Areas ............................ 11
                         5.107      Bulbs and Ballasts ...................... 11

          SECTION 5.2    SERVICE INTERRUPTION ............................... 11

                         5.201      Service Interruption .................... 11
                         5.202      Limited Right to Abatement of Rent ...... 12

ARTICLE 6                MAINTENANCE, REPAIRS, ALTERATIONS AND IMPROVEMENTS . 12

          SECTION 6.1    LANDLORD'S OBLIGATION TO MAINTAIN AND REPAIR ....... 12

          SECTION 6.2    TENANT'S OBLIGATION TO MAINTAIN AND REPAIR ......... 12

                         6.201      Tenant's Obligation ..................... 12
                         6.202      Rights of Landlord ...................... 13

          SECTION 6.3    IMPROVEMENTS AND ALTERATIONS ....................... 13

                         6.301      Landlord's Construction Obligation ...... 13
                         6.302      Alteration of Building .................. 13
                         6.303      Alterations, Additions, Improvements and
                                    Installations by Tenant ................. 14
                         6.304      Approvals ............................... 14

ARTICLE 7                INSURANCE, FIRE AND CASUALTY ....................... 14

          SECTION 7.1    TOTAL OR PARTIAL DESTRUCTION OF THE BUILDING OR THE
                         PREMISES ........................................... 14

          7.2            TENANT'S INSURANCE ................................. 15

                         7.201      Types of Coverage ....................... 15
                         7.202      Other Requirements of Insurance ......... 16
                         7.203      Proof of Insurance ...................... 16

          SECTION 7.3    LANDLORD'S INSURANCE ............................... 16

                         7.301      Types of Coverage ....................... 16
                         7.302      Blanket Insurance ....................... 16

          SECTION 7.4    WAIVER OF SUBROGATION .............................. 16

          SECTION 7.5    INDEMNITY .......................................... 17

ARTICLE 8                CONDEMNATION ....................................... 17

          SECTION 8.1    CONDEMNATION RESULTING IN CONTINUED USE NOT
                         FEASIBLE ........................................... 17

          SECTION 8.2    TOTAL CONDEMNATION OF PREMISES ..................... 17

          SECTION 8.3    CONDEMNATION WITHOUT TERMINATION ................... 17

          SECTION 8.4    CONDEMNATION PROCEEDS .............................. 17

ARTICLE 9                LIENS .............................................. 18

ARTICLE 10               TAXES ON TENANT'S PROPERTY ......................... 18

ARTICLE 11               SUBLETTING AND ASSIGNING ........................... 18

          SECTION 11.1   SUBLEASE AND ASSIGNMENT ............................ 18

          SECTION 11.2   TENANT'S CONTINUING OBLIGATIONS .................... 18

          SECTION 11.3   LANDLORD'S RIGHTS RELATING TO ASSIGNEE OR SUBTENANT  19

          SECTION 11.4   ERISA AND UBTI RESTRICTIONS ........................ 19

          SECTION 11.5   ASSIGNMENT BY OPERATION OF LAW ..................... 19

ARTICLE 12               TRANSFERS BY LANDLORD, SUBORDINATION AND TENANT'S
                         ESTOPPEL CERTIFICATE ............................... 20

          SECTION 12.1   SALE OF THE PROPERTY ............................... 20

          SECTION 12.2   SUBORDINATION, ATTORNMENT AND NOTICE ............... 20

          SECTION 12.3   TENANT'S ESTOPPEL CERTIFICATE ...................... 20

ARTICLE 13               DEFAULT ............................................ 21

          SECTION 13.1   DEFAULTS BY TENANT ................................. 21

                         13.101     Failure to Pay Rent ..................... 21
                         13.102     Failure to Perform ...................... 21
                         13.103     Continual Failure to Perform ............ 21
                         13.104     Bankruptcy, Insolvency, Etc ............. 21
                         13.105     Loss of Right to do Business ............ 21
                         13.106     Dissolution or Liquidation .............. 21

          SECTION 13.2   REMEDIES OF LANDLORD ............................... 21

                         13.201     Termination of the Lease ................ 22
                         13.202     Repossession and Re-Entry ............... 22
                         13.203     Cure of Default ......................... 23
                         13.204     Continuing Obligations .................. 23

                         13.205     Cumulative Remedies ..................... 23

          SECTION 13.3   DEFAULTS BY LANDLORD ............................... 23

          SECTION 13.4   LANDLORD'S LIABILITY ............................... 23

                         13.401     Tenant's Rights in Respect of Landlord
                                    Default ................................. 23
                         13.402     Certain Limitations on Landlord's
                                    Liability ............................... 24

          SECTION 13.5   WAIVER OF TEXAS DECEPTIVE TRADE PRACTICES ACT ...... 24

          SECTION 13.6   LANDLORD'S LIEN .................................... 25

          SECTION 13.7   LEASE CANCELLATION OPTIONS ......................... 25

                         13.701     Initial Cancellation Options ............ 25
                         13.702     Additional Cancellation Option .......... 25

          SECTION 13.8   SATELLITE DISH ..................................... 26

ARTICLE 14               NOTICES ............................................ 26

ARTICLE 15               MISCELLANEOUS PROVISIONS ........................... 26

          SECTION 15.1   BUILDING NAME AND ADDRESS .......................... 26

          SECTION 15.2   SIGNAGE ............................................ 26

          SECTION 15.3   NO WAIVER .......................................... 26

          SECTION 15.4   APPLICABLE LAW ..................................... 27

          SECTION 15.5   COMMON AREAS ....................................... 27

          SECTION 15.6   SUCCESSORS AND ASSIGNS ............................. 27

          SECTION 15.7   BROKERS ............................................ 27

          SECTION 15.8   SEVERABILITY ....................................... 28

          SECTION 15.9   EXAMINATION OF LEASE ............................... 28

          SECTION 15.10  INTEREST ON TENANT'S OBLIGATIONS ................... 28

          SECTION 15.11  TIME ............................................... 28

          SECTION 15.12  DEFINED TERMS AND MARGIN HEADINGS .................. 28

          SECTION 15.13  AUTHORITY OF TENANT ................................ 28

          SECTION 15.14  FORCE MAJEURE ...................................... 28

          SECTION 15.15  RECORDING .......................................... 28

          SECTION 15.16  NO REPRESENTATIONS ................................. 28

          SECTION 15.17  ATTORNEYS' FEES .................................... 29

          SECTION 15.18  NO LIGHT, AIR OR VIEW EASEMENT ..................... 29

          SECTION 15.19  RELOCATION ......................................... 29

          SECTION 15.20  SURVIVAL OF INDEMNITIES ............................ 30

          SECTION 15.21  ENTIRE AGREEMENT ................................... 30

                        SUPPLEMENTAL LEASE PROVISIONS

                                  ARTICLE I
                             TERM AND POSSESSION

SECTION 1.1 LEASE OF PREMISES, COMMENCEMENT AND EXPIRATION.

1.101 Lease of Premises. In consideration of the mutual covenants herein, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to all the terms and conditions of this Lease, the portion of the Building (as described in Item 1 of the Basic Lease Provisions) described as the Premises in Item 2 of the Basic Lease Provisions and that is more particularly described by the crosshatched area on Exhibit A attached hereto (hereinafter called (the "Premises"). The agreed rentable area of the Premises is hereby stipulated to be the "Agreed Rentable Area" of the Premises set forth in Item 2.b of the Basic Lease Provisions, irrespective of whether the same should be more or less as a result of minor variations resulting from construction of Tenant's Improvements (as defined in the Work Letter (herein so called) attached hereto as Exhibit C). The agreed rentable area of the Building is hereby stipulated to be the "Agreed Rentable Area" of the Building set forth in Item 1.b of the Basic Lease Provisions, irrespective of whether the same should be more or less as a result of minor variations resulting from actual construction or repair of the Building. Landlord also grants Tenant a non-exclusive license for the Term to use the Common Areas (as hereinafter defined) of the Building in common with others entitled to use the Common Areas, including, without limitation, Landlord, other tenants of the Building and their respective employees and invitees, and other persons authorized by Landlord, subject to the terms and conditions of this Lease and the rules and regulations applicable to the Common Areas.

1.102 Initial Term and Commencement. The initial term of this Lease shall be the period of time specified in Item 6 of the Basic Lease Provisions. The initial term shall commence on the Commencement Date (herein so called) set forth in Item 7 of the Basic Lease Provisions (as such Commencement Date may be adjusted pursuant to Sections 4 and $ of the Work Letter) and, unless sooner terminated pursuant to the terms of this Lease, the initial term shall expire, without notice to Tenant, on the Expiration Date (herein so called) set forth in Item 8 of the Basic Lease Provisions (as such Expiration Date may be adjusted pursuant to Sections 4 and 5 of the Work Letter). As used in this Lease, "Term" shall mean the Initial Term and any validly exercised Renewal Term (as defined in Rider 1 attached hereto).

SECTION 1.2 INSPECTION AND DELIVERY OF PREMISES, CONSTRUCTION OF LEASE SPACE IMPROVEMENTS AND POSSESSION.

1.201 Delivery and Completion. Tenant hereby acknowledges that Tenant has inspected the Premises and the Common Areas (as hereinafter defined) and, except for latent defects discovered and reported to Landlord by Tenant within one hundred eighty (180) days from the Commencement Date, hereby (i) accepts the Common Areas in "as is" condition for all purposes, subject to Landlord's completion of its obligations under the Work Letter and (ii) subject to Landlord's completion of its obligations under the Work Letter, accepts the Premises (including the suitability of the Premises for the Permitted Use) for all purposes. Tenant will perform or cause to be performed the work and/or construction of Tenant's Improvements (as defined in the Work Letter) in accordance with the terms of the Work Letter and will use reasonable efforts to Substantially Complete (as defined in the Work Letter) Tenant's Improvements by the Commencement Date set forth in Item 7 of the Basic Lease Provisions. If Tenant's Improvements are not Substantially Complete by the Commencement Date set forth in Item 7 of the Basic Lease Provisions for any reason whatsoever (including, without limitation, because of any delays caused by Landlord), Tenant's sole remedy shall be an adjustment of the Commencement Date and the Expiration Date to the extent permitted under Sections 4 and 5 of the Work Letter.

1.202 Acceptance of Premises Memorandum. Upon Substantial Completion (as defined in the Work Letter) of Tenant's Improvements, Landlord and Tenant shall execute the Acceptance of Premises Memorandum (herein so called) attached hereto as Exhibit D. If Tenant occupies the Premises without executing an Acceptance of Premises Memorandum, Tenant shall be deemed to have accepted the Premises for all purposes and Substantial Completion shall be deemed to have occurred on the earlier to occur of (i) actual occupancy or (ii) the Commencement Date set forth in Item 7 of the Basic Lease Provisions.

SECTION 1.3 REDELIVERY OF THE PREMISES. Upon the expiration or earlier termination of this Lease or upon the exercise by Landlord of its right to re-enter the Premises without terminating this Lease and subject to Tenant's remaining obligations under this Section, Tenant shall immediately deliver to Landlord the Premises, ordinary wear and tear excepted, but free of offensive odors and in a safe, clean, neat, sanitary and operational condition, together with all keys and parking and access cards. Tenant shall (i) within seven (7) days after the expiration or earlier termination of this Lease, remove from the Premises, at the sole expense of Tenant and unless Landlord is asserting its lien rights therein, any equipment, machinery, trade fixtures and personalty installed or placed in the Premises by or on behalf of Tenant and (ii) if requested by Landlord for improvements designated at the time Landlord grants consent to the construction or installation of the Tenant Improvements, (a) remove all or any part of said improvements made to and conduit installed in the Premises or the Building by or on behalf of Tenant and (b) restore the Premises to the condition existing prior to the installation of such improvements. All removals and work described above shall be accomplished in a good and workmanlike manner and shall be conducted in a fashion so as not to damage the Premises or the Building or any portion thereof. Tenant shall, at its expense, promptly repair any damage caused by any such removal or work. If Tenant fails to deliver the Premises in the condition aforesaid, then Landlord may restore the Premises to such a condition at Tenant's expense. All property required to be removed pursuant to this Section not removed within the time period required hereunder shall thereupon be conclusively presumed to have been abandoned by Tenant and Landlord may, at its option, take over possession of such property and either (a) declare the same to be the property of Landlord by written notice to Tenant at the address provided herein or (b) at the sole cost and expense of Tenant, remove and store and/or dispose of the same or any pan thereof in any manner that Landlord shall choose without incurring liability to Tenant or any other person.

SECTION 1.4 HOLDING OVER. In the event Tenant or any party under Tenant claiming rights to this Lease, retains possession of the Premises after the expiration or earlier termination of this Lease, such possession shall constitute and be construed as a tenancy at will only, subject, however, to all of the terms, provisions, covenants and agreements on the pan of Tenant hereunder; such parties shall be subject to immediate eviction and removal and Tenant or any such party shall pay Landlord as rent for the period of such holdover an amount equal to the greater of (i) one and one-half (1.5) times the Basic Annual Rent and Additional Rent (as hereinafter defined) in effect immediately preceding expiration or termination, as applicable, prorated on a daily basis or (ii) the then prevailing market rental rate, prorated on a daily basis. Landlord and Tenant agree that they have included the foregoing provision for liquidated damages because the actual damages to be incurred by Landlord can reasonably be expected to approximate the amount of liquidated damages called for herein and because the actual amount of such damages would be difficult if not impossible to measure accurately. Tenant shall also pay and agrees to indemnify and hold Landlord harmless from any and all damages sustained by Landlord as a result of such holdover. The rent during such holdover period shall be payable to Landlord in accordance with the provisions of Article 2. Tenant will vacate the Premises and deliver same to Landlord within fourteen (14) days after Landlord's delivery of written notice to Tenant to vacate the Premises. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend the term of this Lease; no payments of money by Tenant to Landlord after the expiration or earlier termination of this Lease shall reinstate, continue or extend the term of this Lease; and no extension of this Lease after the expiration or earlier termination thereof shall be valid unless and until the same shall be reduced to writing and signed by both Landlord and Tenant.

                                    ARTICLE 2
                                      RENT

SECTION 2.1 BASIC RENT. Tenant shall pay as annual rent for the Premises the applicable Basic Annual Rent shown in Item 3 of the Basic Lease Provisions. The Basic Annual Rent shall be payable in advance, in monthly installments equal to the applicable Basic Monthly Rent shown in Item 3 of the Basic Lease Provisions, which monthly installments shall commence on the Commencement Date and shall continue on the first (1st) day of each calendar month thereafter. If the Commencement Date occurs on a day other than the first day of a calendar month or the Expiration Date occurs on a day other than the last day of a calendar month, the Basic Monthly Rent for such partial month shall be prorated on a daily basis.

SECTION 2.2 ADDITIONAL RENT.

2.201 Definitions. For purposes of this Lease, the following definitions shall apply:

            (a) "Additional Rent," for a particular calendar year, shall equal the sum of (i) Tenant's Pro Rata Share Percentage multiplied by the amount by which Operating Expenses (as hereinafter defined) for such year exceed Tenant's Operating Expense Stop (as set forth in Item 5 of the Basic Lease Provisions), plus
                  (ii) the total Monthly Submetered BTU Charges (as hereinafter defined) for such calendar year, plus (iii) the total Monthly Submetered Electrical Charges (as hereinafter defined) for such calendar year, plus (iv) the total charges for after hours HVAC delivered to Tenant pursuant to subsection 5.102(b).

            (b) "Operating Expenses" shall mean all of the costs and expenses Landlord incurs, pays or becomes obligated to pay in connection with operating, maintaining, insuring and managing the Property for a particular calendar year or portion thereof as determined by Landlord in accordance with generally accepted accounting principles, including, but not limited to, the following: (i) insurance premiums; (ii) water, sewer, electrical and other utility charges; (iii) service, testing and other charges incurred in the operation and maintenance of the elevators and the plumbing, fire sprinkler, security, heating, ventilation and air conditioning system; (iv) cleaning and other janitorial service (inclusive of window cleaning); (v) tools and supplies costs; (vi) repair costs;
                  (vii) costs of landscaping, including landscape maintenance and sprinkler maintenance costs and rental and supply costs in connection therewith; (viii) security and alarm services; (ix) license, permit and inspection fees; (x) management fees; (xi) wages and related benefits payable to employees, including taxes and insurance relating thereto; (xii) accounting services; (xiii) legal services, unless incurred in connection with tenant defaults or lease negotiations; (xiv) trash removal; (xv) maintenance, repair, repaving and operating costs associated with the Garage; (xvi) Real Estate Taxes (as hereinafter defined); (xvii) Additional Pass Through Costs (as hereinafter defined); (xviii) the charges assessed against the Property pursuant to any contractual covenants or recorded declaration of covenants or the covenants, conditions and restrictions of any other similar instrument affecting the Property; and (xix) costs of inspection, testing, repair, and maintenance (including preventative maintenance) for the Building's uninterruptible power supply systems, emergency generating systems, chillers and related equipment serving the Premises (or portions thereof) or other Rentable Area within the Building.

                  Notwithstanding any contrary provision in subsection 2.201 above, "Operating Expenses" shall not include any of the items set forth in Exhibit G.

            (c) "Real Estate Taxes" shall mean (i) all real estate taxes and other taxes or assessments which are levied with respect to the Property or any portion thereof for each calendar year,
                  (ii) any tax, surcharge or assessment which shall he levied in addition or as a supplement to or in lieu of real estate taxes, (iii) the costs and expenses of a consultant, if any, or of contesting the validity or amount of such real estate or other taxes, and
                  (iv) any rental, excise, sales, transaction, privilege or other tax or levy, however denominated, imposed upon or measured by the rental reserved hereunder or on Landlord's business of leasing the Premises, excepting only Landlord's net income taxes.

            (d) "Additional Pass Through Costs" shall mean the following costs and expenses incurred by Landlord from and after January 1 of the calendar year in which this Lease is executed: (i) subject to the limitations of clause (ii) following, the cost of any improvement made to the Property by Landlord that is required under any governmental law or regulation which is not in effect, or is in effect but is not interpreted to affect the Building, on the date this Lease is executed, amortized over its useful life, together with an amount equal to interest at the rate often percent (10%) per annum (the "Amortization Rate") on the unamortized balance thereof; (ii) the cost of any improvement made to the Common Areas of the Property that is required under interpretations or regulations issued after the Commencement Date under, or any amendments made after the Commencement Date to, the provisions of Tex. Rev. Civ. Stat. Ann. art. 9102 and the provisions of the Americans With Disabilities Act of 1990, 42 U.S.C.ss.ss.12101-12213 (collectively, the "Disability Acts"), amortized over such period as Landlord shall reasonably determine, together with an amount equal to interest at the Amortization Rate on the unamortized balance thereof; and (iii) the cost of any labor-saving or energy-saving device or other equipment installed in the Building (provided Landlord reasonably anticipates that the installation thereof will reduce Operating Expenses), amortized over such period as is reasonably determined by Landlord, together with an amount equal to interest at the Amortization Rate on the unamortized balance thereof.

            (e) Adjustments on Account of Submetered Electricity. So long as Tenant's electrical usage is submetered, then the electrical expenses component of Operating Expenses, for purposes of calculating Tenant's pro rata share of Operating Expenses, shall be reduced by the amount of Monthly Submetered Electrical Charges for the applicable year, the electrical component included in Monthly Submetered BTU Charges for the applicable year, and the cost of submetered electricity provided to other tenants of the Building during the applicable year; Tenant's pro rata share of Operating Expenses shall include the electrical expenses attributable to areas of the Building other than tenant occupied or occupiable areas multiplied by a fraction, the numerator of which is the Agreed Rentable Area of the Premises and denominator of which is the Agreed Rentable Area of the Building.

2.202 Gross-Up. Operating Expenses shall be grossed up to include all additional costs and expenses of owning, operating, maintaining and managing the Building which Landlord reasonably determines that it would have incurred, paid or been obligated to pay during such year if the Building had been one hundred percent (100%) occupied.

2.203 Payment Obligation. In addition to the Basic Rent specified in this Lease, Tenant shall pay to Landlord the Additional Rent, in each calendar year or partial calendar year during the term of this Lease, payable in monthly installments as hereinafter provided. At least thirty (30) days prior to each calendar year commencing after the Commencement Date (or as soon thereafter as is reasonably possible), Landlord shall give Tenant written notice of Tenant's estimated Additional Rent (other than Monthly Submetered Electrical Charges, Monthly Submetered BTU Charges and the charge for after hours HVAC, each of which will be payable monthly in arrears within thirty (30) days after receipt of an invoice therefor) for the applicable calendar year and the amount of the monthly installment due for each month during such year. Tenant shall pay to Landlord on the first day of each month beginning the first calendar year occurring after the Commencement Date the amount of the applicable monthly installment; provided, however, if the applicable installment covers a partial month, then such installment shall be prorated on a daily basis. Within one hundred twenty (120) days after the end of (i) each calendar year and (ii) the Expiration Date or as soon thereafter as is reasonably possible, Landlord shall prepare and deliver to Tenant a statement showing Tenant's actual Additional Rent for the applicable calendar year, provided that with respect to the calendar year in which the Expiration Date occurs,
            (x) that calendar year shall be deemed to have commenced on January 1 of that year and ended on the Expiration Date (the "Final Calendar Year") and (y) Landlord shall have the right to estimate the actual Operating Expenses allocable to the Final Calendar Year but which are not determinable within such 120 day period. If Tenant's total monthly payments of Additional Rent for the applicable year are less than Tenant's actual Additional Rent, then Tenant shall pay to Landlord the amount of such underpayment. If Tenant's total monthly payments of Additional Rent for the applicable year are more than Tenant's actual Additional Rent, then Landlord shall credit against the next Additional Rent payment or payments due from Tenant the amount of such overpayment; provided, however, with respect to the Final Calendar Year, Landlord shall pay to Tenant the amount of such excess payments, less any amounts then owed to Landlord. Unless Tenant takes written exception to any item within ninety (90) days after the furnishing of an annual statement, such statement shall be considered as final and accepted by Tenant. Any amount due Landlord as shown on any such statement shall be paid by Tenant within thirty
            (30) days after it is furnished to Tenant.

2.204 Revisions in Estimated Additional Rent. If Real Estate Taxes, utility expenses or Additional Pass Through Costs increase during a calendar year (based on new information and supporting documentation from actual or anticipated operations of the Building) or if the number of square feet of rentable area in the Premises increases, Landlord may revise the estimated Additional Rent during such year by giving Tenant written notice to that effect and thereafter Tenant shall pay to Landlord, in each of the remaining months of such year, an additional amount equal to the amount of such increase in the estimated Additional Rent divided by the number of months remaining in such year.

SECTION 2.3 RENT DEFINED AND NO OFFSETS. Basic Annual Rent, Additional Rent and all other sums (whether or not expressly designated as rent) required to be paid to Landlord by Tenant under this Lease (including, without limitation, any sums payable to Landlord under any addendum, exhibit, rider or schedule attached hereto) shall constitute rent and are sometimes collectively referred to as "Rent." Each payment of Rent shall be paid by Tenant when due, without prior demand therefor and without deduction or setoff, except as specifically set forth in Sections 5.202, 7.1 and 8.3.

SECTION 2.4 LATE CHARGES. If any installment of Basic Annual Rent or Additional Rent or any other payment of Rent under this Lease shall not be paid when due, a "Late Charge" of five cents (5.05) per dollar so overdue may be charged by Landlord to defray Landlord's administrative expense incident to the handling of such overdue payments. Each Late Charge shall be payable on demand.

                                    ARTICLE 3
                                SECURITY DEPOSIT

Tenant will provide to Landlord on the date this Lease is executed by Tenant the Security Deposit set forth in Item 9 of the Basic Lease Provisions as security for the performance of the terms hereof by Tenant. The Security Deposit may be in the form of an unconditional and irrevocable letter of credit with a term of no less than one year and on a form satisfactory to Landlord, which shall be renewed or shall provide for adjustment in a manner reasonably satisfactory to Landlord each year in accordance with the following schedule:

            End of first Lease year - renew in same amount

            End of second Lease year - renew in 2/3 of original amount

            End of third Lease year - renew in 1/2 of original amount

No Security Deposit shall be required after the fourth anniversary of the Commencement Date. Tenant shall, at the proper times prior to the fourth anniversary of the Commencement Date, provide an additional Security Deposit with Landlord on the same prorata percentages and for the same time frames with respect to any future finish allowance given to Tenant in connection with an expansion or other addition to the Premises. Tenant shall not be entitled to interest thereon and Landlord may commingle such Security Deposit with any other funds of Landlord. The Security Deposit shall not be considered an advance payment of rental or a measure of Landlord's damages in case of default by Tenant. If Tenant defaults with respect to any provision of this Lease, Landlord may, but shall not be required to, from time to time, without prejudice to any other remedy, draw on any letter of credit and use, apply or retain all or any part of this Security Deposit for the payment of any Rent or any other sum in default or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default, including, without limitation, costs and attorneys' fees incurred by Landlord to recover possession of the Premises. If Tenant is not in default of the Lease on the fourth anniversary of the Commencement Date, the Security Deposit shall be reduced to $0.00 and any letter of credit shall promptly be returned to Tenant. Tenant agrees that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as the Security Deposit and that Landlord and its successors and assigns shall not be bound by any such actual or attempted assignment or encumbrance. Regardless of any assignment of this Lease by Tenant, Landlord may return the Security Deposit to the original Tenant, in the absence of evidence satisfactory to Landlord of an assignment of the right to receive the Security Deposit or any part of the balance thereof.

                                    ARTICLE 4
                                OCCUPANCY AND USE

SECTION 4.1 USE OF PREMISES.

4.101 General. The Premises shall, subject to the remaining provisions of this Section, be used solely for the Permitted Use (herein so called) specified in Item II of the Basic Lease Provisions. Without in any way limiting the foregoing, Tenant will not use, occupy or permit the use or occupancy of the Premises for any purpose (and the Permitted Use shall not include any use) which is forbidden by or in violation of any law, ordinance or governmental or municipal regulation, order, or certificate of occupancy, or which may be dangerous to life, limb or property; or permit the maintenance of any public or private nuisance; or do or permit any other thing which may disturb the quiet enjoyment of any other tenant of the Property; or keep any substance or carry on or permit any operation which might emit offensive odors or conditions from the Premises; or commit or suffer or permit any waste in or upon the Premises; or sell, or permit the sale in any form by or to any of Tenant's agents or employees or other parties in the Premises except through vending machines in employee lunch or rest areas within the Premises for use by Tenant's employees only; or use any apparatus which makes undue noise or vibrations in the Building; or permit anything to be done which would increase the fire and extended coverage insurance rate on the Building or Building contents and, if there is any increase in such rate by reason of acts of Tenant, then Tenant agrees to pay such increase upon demand therefor by Landlord; or use, occupy or permit the use or occupancy of the Premises as offices or agencies of a foreign government or political subdivision, offices of any governmental bureau or agency of the United States or any state or political subdivision thereof, or offices of personnel agencies. Payment by Tenant of any such rate increase shall not be a waiver of Tenant's duty to comply herewith. Tenant shall keep the Premises neat and clean at all times. Tenant shall promptly correct any violation of a governmental law, rule or regulation relating to the Premises. Tenant shall comply with any direction of any governmental authority having jurisdiction which imposes any duty upon Tenant or Landlord with respect to the Premises or with respect to the occupancy or use thereof.

4.102       Hazardous and Toxic Materials.

            (a) For purposes of this Lease, "Hazardous Materials" shall mean asbestos containing materials and all other materials, substances, wastes and chemicals classified as hazardous or toxic substances, materials, wastes or chemicals under then-current applicable governmental laws, rules or regulations.

            (b) Tenant shall not knowingly incorporate into, or use or otherwise place or dispose of at, the Premises, the Building or on the Land any Hazardous Materials, except for use and storage of cleaning and office supplies used in the ordinary course of Tenant's business and then only if (i) such materials are in small quantities, properly labeled and contained, (ii) such materials are handled and disposed of in accordance with the highest accepted industry standards for safety, storage, use and disposal, (iii) notice of and a copy of the current material safety data sheet is provided to Landlord for each such hazardous or toxic material and (iv) such materials are used, transported, stored, handled and disposed of in accordance with all applicable governmental laws, rules and regulations. Landlord shall have the right to periodically inspect, take samples for testing and otherwise investigate the Premises for the presence of Hazardous Materials.

            (c) Landlord shall not knowingly dispose of at the Premises, Building or the Land any Hazardous Materials and shall otherwise deal with all Hazardous Materials at the Premises, Building or Land of which Landlord is aware in a manner that will not materially and adversely affect Tenant's access, use or occupancy of the Premises.

            (d) If Landlord or Tenant ever has knowledge of the presence in the Premises or the Building or the Land of Hazardous Materials which affect the Premises, the party having knowledge shall notify the other party thereof in writing promptly after obtaining such knowledge.

            (e) If Tenant or its employees, agents or contractors shall ever violate the provisions of paragraph (a) of this subsection
                  4.102 or otherwise contaminate the Premises or the Property, then Tenant shall clean up, remove and dispose of the material causing the violation, in compliance with all applicable governmental standards, laws, rules and regulations and then prevalent industry practice and standards and shall repair any damage to the Premises or Building within such period of time as may be reasonable under the circumstances after written notice by Landlord (collectively, "Tenant's Environmental Corrective Work"). Tenant shall notify Landlord of its method, time and procedure for any clean up or removal and Landlord shall have the right to require reasonable changes in such method, time or procedure or to require the same to be done after normal business hours. Tenant's obligations under this subsection 4.102(e) shall survive the termination or expiration of this Lease.

            (f) If any Tenant's Environmental Corrective Work (i) is to occur outside of the Premises or (ii) will in any way affect any portion of the Building other than the Premises, then Landlord shall have the right to undertake Tenant's Environmental Corrective Work. Tenant shall allow Landlord, its agents, employees and contractors such access to the Premises as Landlord may reasonably request in order to perform such Tenant's Environmental Corrective Work.

            (g) To the actual knowledge of Landlord, (i) no Hazardous Materials are present on the Property or the soil, surface water or groundwater thereof in amounts exceeding applicable law, (ii) no underground storage tanks are present on the Property in violation of applicable law, and (iii) no action, proceeding or claim is pending or threatened regarding the Property concerning any Hazardous Materials or pursuant to any environmental law.

4.103 Disability Acts. From and after the Commencement Date, Tenant shall cause the Premises to be in compliance with all existing requirements of and regulations issued under the Disability Acts, as interpreted and enforced, for each of the following: (i) alterations or improvements to any portion of the Premises (including the initial build-out of the Premises); (ii) obligations or complaints resulting in obligations, arising under or out of Title I of the Americans With Disabilities Act or Tenant's employer-employee obligations; (iii) obligations, or complaints resulting in obligations, arising under or out of the conduct or operations of Tenant's business, including any obligations or requirements for barrier removal to customers or invitees as a commercial facility or as a public accommodation (as defined in the Disability Acts); and (iv) any change in the nature of Tenant's business, or its employees, or financial net worth, or Tenant's business operations that triggers an obligation under the Disability Acts. Notwithstanding the foregoing, in the event the Premises should be expanded to include a full floor, Landlord (and not Tenant) shall be responsible for compliance with the Disabilities Acts with respect to all Common Areas within the Premises, provided that Landlord's responsibilities shall not exceed those applicable to Landlord if the Premises were on a multi-tenant floor and shall not increase by virtue of Tenant's specific use of the Premises.

SECTION 4.2 PERMITS. Tenant shall obtain the certificate of occupancy, if any, required for occupancy of the Premises following construction of Tenant's Improvements. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business in the Premises or any part thereof, Tenant, at its expense, shall procure and thereafter maintain such license or permit. Additionally, if Tenant's Improvements or any subsequent alteration or improvement made to the Premises by Tenant or Tenant's use of the Premises require any modification or amendment of any certificate of occupancy for the Building or the issuance of any other permit of any nature whatsoever, Tenant shall, at its expense, take all actions to procure any such modification or amendment or additional permit.

SECTION 4.3 COMPLIANCE WITH LAWS. Tenant shall comply with all laws, statutes, ordinances, orders and regulations affecting (i) Tenant's use and occupancy of the Premises, (ii) any improvements constructed within the Building by or on behalf of Tenant and (iii) any equipment installed within the Building by Tenant or installed by a party other than Landlord on behalf of Tenant as same may be interpreted and enforced, including (without limitation) the Americans with Disabilities Act, the Texas Elimination of Architectural Barriers Act and the Clean Air Act. Landlord shall comply with all laws, statutes, ordinances, orders and regulations affecting the base Building structural, mechanical and life safety systems outside of the Premises and in the Common Areas, as same may be interpreted and enforced, including (without limitation) the Americans with Disabilities Act, the Texas Elimination of Architectural Barriers Act and the Clean Air Act.

SECTION 4.4 RULES AND REGULATIONS. Tenant will comply with such rules and regulations (the "Rules and Regulations") generally applying to tenants in the Building as may be reasonably adopted from time to time by Landlord for the management, safety, care and cleanliness of, and the preservation of good order and protection of property in, the Premises and the Building and at the Property. All such Rules and Regulations are hereby made a part hereof. Notwithstanding anything contained herein to the contrary, Tenant shall not be required to comply with any new or amended rules and regulations, if the same are designed to have a discriminatory effect on Tenant or unreasonably and materially interfere with Tenant's permitted use of the Premises. The Rules and Regulations in effect on the date hereof are on file with the Property Manager and are attached hereto as Rider 4. All changes and amendments to the Rules and Regulations sent by Landlord to Tenant in writing and conforming to the foregoing standards shall be carried out and observed by Tenant. Landlord hereby reserves all rights necessary to implement and enforce the Rules and Regulations and each and every provision of this Lease.

SECTION 4.5 ACCESS. Without being deemed guilty of an eviction of Tenant and without abatement of Rent, Landlord or its authorized agents shall have the right to enter the Premises, upon reasonable notice, to inspect the Premises, to show the Premises to prospective lenders, purchasers or tenants and to fulfill Landlord's obligations or exercise its rights under this Lease. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises and any other loss occasioned by Landlord's reasonable exercise of its rights under this Section 4.5. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock the doors to and within the Premises, excluding Tenant's vaults and safes. Landlord shall have the right to enter the Premises in an emergency without notice to Tenant and in such event shall have the right to use any and all means which Landlord may deem proper to enter the Premises without liability therefor. Landlord and Landlord's agents, except in the case of emergency, shall provide Tenant with twenty-four (24) hours' notice prior to entry of the Premises and shall be accompanied by a representative of Tenant when entering the secured area (shown as the cross-hatched area on Exhibit A-1). Any such entry by Landlord and Landlord's agents shall comply with all reasonable security measures of Tenant, and shall be made so as not to unreasonably interfere with the conduct of Tenant's business.

SECTION 4.6 QUIET POSSESSION. Provided Tenant timely pays Rent and observes and performs all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have the quiet possession of the Premises for the entire term hereof, subject to all of the provisions of this Lease and all laws and restrictive covenants to which the Property is subject.

                                    ARTICLE 5
                             UTILITIES AND SERVICES

SECTION 5.1 SERVICES TO BE PROVIDED. Landlord agrees to furnish or cause to be furnished to the Premises, the utilities and services described in subsections
5.101 through 5.109 below, subject to all other provisions of this Lease.

5.101 Elevator Service. Landlord shall provide normal elevator service 24 hours a day, seven days a week, subject only to temporary interruption in service caused by maintenance or repairs of the elevators, but shall at all times have at least one elevator servicing the Premises.

5.102       Heat and Air Conditioning.

            (a) Hours and Standards. On Monday through Friday from 7:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m. (other than holidays which are defined as New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving holidays, and Christmas holidays), Landlord shall ventilate the Premises and furnish heat or air conditioning from the heating, ventilation and air conditioning ("HVAC") system serving the Building, at such temperatures and in such amounts as is customary in buildings of comparable size, quality and in the general vicinity of the Building, with such adjustments as Landlord reasonably deems necessary for the comfortable occupancy of the Premises, subject to events of force majeure and to any governmental requirements, ordinances, rules, regulations, guidelines or standards relating to, among other things, energy conservation. Landlord shall, on a continuous basis and at all times, supply the Premises with chilled water from the Building's HVAC system to meet the following performance standards: chilled water meeting the load requirements of one (1) ton per 200 square feet of Agreed Rentable Area leased by Tenant delivered at a specified constant temperature (+/-5(0) F.) selected from temperatures in a range from 42 - 48 F. The specific temperature may be changed by Landlord from time to time within the range indicated in the preceding sentence.

            (b) After Hours HVAC. If Tenant requires HVAC to the Premises during times other than the hours stated above, Landlord shall make such services available upon request by Tenant if requested by Tenant within the time periods specified by Landlord, and provided Tenant pays, as Additional Rent, Landlord's then current actual cost to provide after hours HVAC. The current actual cost is $25.00 per hour.

            (c) Submetering of Air Conditioning. Tenant, as part of Tenant's Improvements, shall install, maintain and repair at Tenant's expense separate metering for all of Tenant's mainframe computer heat exchangers, Tenant's HVAC air handling units, and Tenant's fan coil units in the Computing Center (such mainframe computer heat exchangers, HVAC air handling units, and fan coil units are called the "HVAC Equipment" and such meters are called "BTU Meters"). The BTU Meters measure the energy consumed by the HVAC Equipment by British Thermal Units ("BTUs"). As part of Additional Rent, Tenant will pay Landlord, monthly, the cost of the energy consumed by the HVAC Equipment ("Monthly Submetered BTU Charges"), which cost shall be the product of (x) the BTUs consumed during such month by the HVAC Equipment (as evidenced by the BTU Meters), multiplied by (y) the per hour amount then charged to tenants in the Building generally, but not to exceed Landlord's then current actual cost, which rate is currently $8.56 per 1,000,000 BTUs per hour.

5.103       Electricity.

            (a) Consumption. Landlord shall furnish to the Premises electric current for normal office purposes at the electrical panel on the Building Floor on which the Premises are located; provided, however, Tenant shall be solely responsible for the costs of electrical consumption (without duplication) within the Premises which is in excess of 7.0 watts per square foot of the Agreed Net Rentable Area of the Premises (such consumption is herein referred to as "Excess Consumption" and the costs of Excess Consumption are herein referred to as "Excess Consumption Costs"). Without in any way limiting Tenant's responsibility for Excess Consumption Costs, Tenant shall not (i) without the express prior written consent of Landlord (except as provided below), install or use or permit the installation or use of any computer or electronic data processing equipment or any other electrical equipment which (singly) requires a voltage other than 120 volts single phase or otherwise has high electrical consumption or (ii) use electric current in excess of the capacity of the feeders or lines to the Building or the risers or wiring installation of the Building or the Premises.

            (b) Submetering Electrical Usage. All electricity delivered to the Premises shall be submetered, and in that regard Tenant shall, at Tenant's expense and as part of Tenant's Improvements, install or cause to be installed, maintain and repair submeters. All electrical lines to or panel boxes for the Premises that are submetered are herein referred to as "Submetered Lines," and each such submeter which measures electrical consumption of the Submetered Lines or the Premises is herein referred to as a "Submeter." As a part of Additional Rent, Tenant shall pay Landlord the Excess Consumption Costs, which shall be equal to the kilowatt hours of Excess Consumption multiplied by the then current cost per kilowatt hour of electricity charged by the electric utility provider to the Building. Billing for metered electricity will be on an actual cost basis from the electric utility without mark-up to Landlord.

            (c) UPS. Landlord shall also furnish, twenty-four (24) hours a day, seven (7) days a week, to the Premises uninterruptible power supply ("UPS") power with the characteristics described below to meet Tenant's loads in an amount not to exceed 50 kVA. Tenant shall have the right to install, at its sole cost and expense and with Landlord's prior written approval, equipment of high electrical consumption (480 volts) which may be connected to the UPS source on Tenant's floor. Tenant may install, at its sole cost and expense and with Landlord's prior written approval, circuits within the Premises to connect to the UPS. All requirements for UPS will be separately metered and billed to the Tenant as additional rent. The Building shall also provide for Tenant's use an alternate electrical power supply to the Premises from standby generators located in the Building ("Building Backup Generators"). Such alternate supply shall be used only in case the Building's normal power supply is interrupted or during temporary, scheduled testing of such equipment, or as deemed necessary by Landlord. Such power supply shall be sufficient to supply, under normal operating conditions, electrical power adequate for the operation of the Building, subject to the limitations described herein, and the Premises. For purposes of this 5.103(c), the total power requirements for all equipment in the Premises, whether non-emergency or emergency, shall not exceed 111 kVA. In the event Tenant desires to exceed the 111 kVA limit, Tenant must obtain the written approval of Landlord and, if approved (and subject to availability), Tenant shall pay a one-time charge of Landlord's cost to provide such additional power, which cost is currently $750 per kVA. The Building Back-up Generators shall be maintained so as to start up and operate automatically in the event of interruption of normal power supply, and shall provide emergency power to all Building systems on a priority basis. As generator capacity becomes available, the system begins loading the critical load groups in order of priority. The system will not add load unless generator capacity is available. Those Building systems receiving priority in order of their importance are fire and life safety systems, elevator systems, chilled water and building automation systems, UPS power and data center floors of the Building. Tenant acknowledges that in the event of an emergency, the Building Back-up Generators may be required to shed non-critical loads servicing standard Building systems lighting to office space and Common Areas, power to the cafeteria, components of the transportation systems and other Building systems not critical to the continued operation of the data center floors.

5.104 Water. Landlord shall furnish regular (not deionized) water for humidification, drinking, cleaning and lavatory purposes only in the Premises and to appropriate places in the Common Areas.

5.105 Janitorial Services. Landlord shall provide janitorial services to the Premises after 6:00 p.m. in accordance with the standards set forth on Exhibit H attached hereto and made a part hereof, provided Tenant complies with subsection 6.201 below.

5.106 Common Areas. Landlord shall perform routine maintenance in the Common Areas (hereinafter defined).

5.107 Bulbs and Ballasts. Landlord shall provide Building standard bulbs and ballasts as necessary in the Premises. Landlord shall also provide non-building standard bulbs and ballasts provided Tenant shall pay the cost thereof, together with an administrative fee equal to ten percent (10%) of such cost.

5.108 Fire Suppression. Landlord shall provide Tenant access to the existing Building fire alarm system to accommodate a separate pre-action fire suppression system to be installed by Tenant at its sole cost and expense within the Premises. The Tenant fire suppression system shall be compatible with the Building fire alarm system and shall otherwise be acceptable to Landlord in its sole discretion. Tenant shall provide to Landlord written plans and specifications for the Tenant fire suppression system. All wiring and other improvements necessary for the system outside of the Building fire alarm closet, including (without limitation) control wires for indication of system alarm, system trouble, system tamper, and flow condition, shall be installed and paid for by Tenant.

5.109 Security. Landlord shall provide security personnel, equipment, and access control in accordance with the practice generally of other Class A high-rise office buildings in the Central Business District of Houston, Texas. Tenant acknowledges that, currently, Landlord maintains security personnel on site twenty-four (24) hours per day, seven (7) days per week and a security officer at the main lobby security desk from 8 a.m. to 7 p.m., with the building security control center manned twenty-four (24) hours per day. Landlord shall permit Tenant, at Tenant's sole cost and expense, to utilize the Building's security control systems to limit access to the Premises upon terms and conditions currently followed by other tenants of the Building using such system. Landlord shall provide Tenant, at no expense to Tenant, one hundred (100) security cards for purposes of permitting Tenant and its employees to access the Building security system.

SECTION 5.2 SERVICE INTERRUPTION.

5.201 Service Interruption. Landlord shall not be liable for and, except as provided in subsection 5.202 below, Tenant shall not be entitled to any abatement or reduction of Rent by reason of, Landlord's failure to maintain temperature or electrical constancy levels or to furnish any of the foregoing services when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbance or labor dispute of any character, governmental regulation, moratorium or other governmental action, inability by exercise of reasonable diligence to obtain electricity, water or fuel, or by any other cause beyond Landlord's reasonable control (collectively, "Uncontrollable Events"), nor shall any such Uncontrollable Event or results or effects thereof be construed as an eviction (constructive or actual) of Tenant or as a breach of any implied warranty, or relieve Tenant front the obligation to perform any covenant or agreement herein and in no event shall Landlord be liable for damage to persons or property (including, without limitation, business interruption), or be in default hereunder, as a result of any such Uncontrollable Event or results or effects thereof. However, promptly upon any interruption, curtailment, stoppage or suspension of services and/or utilities to be furnished by Landlord under Section 5.1, Landlord will commence diligent good faith efforts to restore same and will diligently proceed with such efforts until such services and/or utilities are restored.

5.202 Limited Right to Abatement of Rent. If any portion of the Premises becomes unfit for occupancy because Landlord fails to deliver any service as required under Section 5.1 above for any period (other than a reconstruction period conducted pursuant to Section 7.1 or
            Article 8 below) exceeding five (5) consecutive days after written notice by Tenant to Landlord and provided such failure is not caused by Tenant, Tenant's contractors or any of their respective agents or employees, Tenant shall be entitled to a fair partial abatement of Basic Annual Rent and Additional Rent for any such portion of the Premises from the expiration of such five (5) consecutive day period until such service is restored. If the failure to furnish services which causes the Premises to be unfit for occupancy is caused by the failure of Landlord, its employees, agents or contractors, to perform Landlord's duties under this Lease and is not cured within thirty (30) consecutive days after receipt of Tenant's notice to Landlord, or if the failure to furnish services which causes the Premises to be unfit for occupancy is not caused by such failure and is not cured within ninety (90) consecutive days after receipt of Tenant's notice to Landlord, then Tenant at its option may terminate this Lease and all of its obligations for the remaining balance of the Term by delivering notice to Landlord within ten (10) days after the applicable thirty (30) consecutive day period or ninety (90) consecutive day period, as the case may be. For purposes of this
            Section 5.202, the term "unfit for occupancy" shall mean the Premises cannot reasonably be used for its then current Permitted Use.

                                    ARTICLE 6
               MAINTENANCE, REPAIRS, ALTERATIONS AND IMPROVEMENTS

SECTION 6.1 LANDLORD'S OBLIGATION TO MAINTAIN AND REPAIR. Landlord shall (subject to Section 7.1, Section 7.4, Article 8 below and Landlord's rights under Section 2.2 above and except for ordinary wear and tear) maintain exterior walls, roof and load bearing elements and Common Areas of the Building. Except for load bearing elements of the Building located within the Premises, Landlord shall not be required to maintain or repair any portion of the Premises.

SECTION 6.2 TENANT'S OBLIGATION TO MAINTAIN AND REPAIR.

6.201 Tenant's Obligation. Tenant shall, at Tenant's sole cost and expense, (i) maintain and keep the interior of the Premises (including, but not limited to, all fixtures, walls, ceilings, floors, doors, windows [except replacement of exterior plate glass unless the replacement is by reason of damage caused by Tenant], appliances and equipment which are a part of the Premises) in good repair and condition, (ii) repair or replace any damage or injury done to the Building or any other part of the property caused by Tenant, Tenant's agents, employees, licensees, invitees or visitors or resulting from a breach of its obligations under this Section 6.2 and (iii) indemnify and hold Landlord harmless from, and reimburse Landlord for and with respect to, any and all costs, expenses (including reasonable attorneys' fees), claims and causes of action arising from or incurred by and/or asserted in connection with such maintenance, repairs, replacements, damage or injury. All repairs and replacements performed by or on behalf of Tenant shall be performed in a good and workmanlike manner and in accordance with the standards applicable to alterations or improvements performed by Tenant. Tenant shall continue to pay Rent, without abatement, during any period that repairs or replacements are performed or required to be performed by Tenant under this
            Section 6.2.

6.202 Rights of Landlord. Landlord shall have the same rights with respect to repairs performed by Tenant as Landlord has with respect to improvements and alterations performed by Tenant under subsection
            9.303 below. In the event Tenant fails, in the reasonable judgment of Landlord, to maintain the Premises in good order, condition and repair, or otherwise satisfy its repair and replacement obligations under subsection 6.201 above, Landlord shall have the right to perform such maintenance, repairs and replacements at Tenant's expense. Tenant shall pay to Landlord on demand any such cost or expense incurred by Landlord, together with interest thereon at the rate specified in Section 15.10 below from the date of demand until paid.

SECTION 6.3 IMPROVEMENTS AND ALTERATIONS.

6.301 Landlord's Construction Obligation. Landlord's sole construction obligation under this Lease is as set forth in the Work Letter.

6.302 Alteration of Building. Subject to Section 4.5, Landlord hereby reserves the right and at all times shall have the right to repair, change, redecorate, alter, improve, modify, renovate, enclose or make additions to any, part of the Property (including, without limitation, structural elements and load bearing elements within the Premises) and to enclose and/or change the arrangement and/or location of driveways or parking areas or landscaping or other Common Areas of the Property, all without being held guilty of an actual or constructive eviction of Tenant or breach of any implied warranty and without an abatement of Rent (the "Reserved Right"). Without in any way limiting the generality of the foregoing, Landlord's Reserved Right shall include, but not be limited to, the right to do any of the following: (i) erect and construct scaffolding, pipe, conduit and other structures on, within and outside of the Premises when reasonably required by the nature of the changes, alterations, improvements, modifications, renovations and/or additions being performed, (ii) repair, change, renovate, remodel, alter, improve, modify or make additions to the arrangement, appearance, location and/or size of entrances or passageways, doors and doorways, corridors, elevators, elevator lobbies, stairs, toilets or other Common Areas or Service Areas,
            (iii) temporarily close any Common Area and/or temporarily suspend Building services and facilities in connection with any repairs, changes, alterations, modifications, renovations or additions to any part of the Building, (iv) repair, change, alter or improve plumbing, pipes and conduits located in the Building, including without limitation, those located within the Premises, the Common Areas, the Service Corridors or the Service Areas (hereinafter defined) of the Building and (v) repair, change, modify, alter, improve, renovate or make additions to the Building's central heating, ventilation, air conditioning, electrical, mechanical or plumbing systems. When exercising the Reserved Right, Landlord will interfere with Tenant's use and occupancy of the Premises as little as is reasonably practicable. Landlord shall schedule all repairs and alterations, except emergencies, with twenty-four (24) hours notice to Tenant and shall, to the extent possible, conduct the same before or after normal business hours so as to minimize disruption of Tenant's business operations. Absent an emergency, Landlord shall not enter the secure area identified in Exhibit A-I unless accompanied by a representative of Tenant. Landlord shall be relieved of all obligations to provide services to the secured area chat require Landlord's access to the secured area, such as janitorial service. If Landlord enters such secure area during an emergency,

            Landlord shall use reasonable efforts to notify Tenant of such entry immediately thereafter. For purposes of this Lease, an emergency shall be deemed to exist if Landlord reasonably believes that a condition within the Premises presents an imminent danger of injury or loss of life or damage to property.

6.303 Alterations, Additions, Improvements and Installations by Tenant. Tenant shall not, without the prior written consent of Landlord, make any changes, modifications, alterations, additions or improvements (other than Tenant's Improvements under the Work Letter) to, or install any equipment or machinery (other than office equipment and unattached personal property) on, the Premises (all such changes, modifications, alterations, additions, improvements (other than Tenant's Improvements under the Work Letter] and installations are herein collectively referred to as "Installations") if any such Installations would (i) affect any structural element of the Property, (ii) reduce the load bearing capacity of any portion of the Building or the Garage (other than by reason of the weight of the Installations themselves, as long as total load capacity is not exceeded), (iii) involve slab penetrations or curtain wall penetrations in the Building or Garage,
            (iv) penetrate into portions of the Building outside of the Premises, or (iv) adversely affect (A) the functioning of the Building HVAC system, or the electrical, mechanical, plumbing, lighting, life safety or any other system of the Building or (B) Landlord's ability to deliver Building services to other tenants of the Building. As to Installations not covered by the preceding sentence, Tenant will not perform same without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. All Installations shall be at Tenant's sole cost and expense. Without in any way limiting Landlord's consent rights, Tenant shall not be permitted to proceed until (a) Landlord approves the contractor or person making such Installations and approves such contractor's insurance coverage to be provided in connection with the work, (b) Landlord approves final and complete plans and specifications for the work and (c) the appropriate governmental agency, if any, has approved the plans and specifications for such work. All work performed by Tenant or its contractor relating to the Installations shall conform to applicable governmental laws, rules and regulations, including, without limitation, the Disability Acts. Upon completion of the Installations, Tenant shall deliver to Landlord "as built" plans. If Landlord performs such Installations, Tenant shall pay Landlord, as Additional Rent, the cost thereof plus fifteen percent (15%) as reimbursement for Landlord's overhead. Each payment shall be made to Landlord within ten (10) days after receipt of an invoice from Landlord. All Installations that constitute improvements constructed within the Premises shall be surrendered with the Premises at the expiration or earlier termination of this Lease, unless Landlord requests that same be removed pursuant to Section 1.3 above. Tenant shall indemnify and hold Landlord harmless from, and reimburse Landlord for and with respect to, any and all costs, expenses (including reasonable attorneys' fees and court costs), demands, claims, causes of action and liens arising from or in connection with any Installations performed by or on behalf of Tenant. All Installations performed by or on behalf of Tenant will be performed diligently and in a first-class workmanlike manner and in compliance with all applicable laws, ordinances, regulations and rules of any public authority having jurisdiction over the Building and/or Tenant's and Landlord's insurance carriers. Landlord will have the right, but not the obligation, to inspect periodically the work on the Premises and may require reasonable changes in the method or quality of the work.

6.304 Approvals. Any approval by Landlord (or Landlord's architect and/or engineers) of any of Tenant's contractors or Tenant's drawings. plans or specifications which are prepared in connection with any construction of improvements (including, without limitation, Tenant's Improvements) in the Premises shall not in any way be construed as or constitute a representation or warranty of Landlord as to the abilities of the contractor or the adequacy or sufficiency of such drawings, plans or specifications or the improvements to which they relate, for any use, purpose or condition.

                                    ARTICLE 7
                          INSURANCE, FIRE AND CASUALTY

SECTION 7.1 TOTAL OR PARTIAL DESTRUCTION OF THE BUILDING OR THE PREMISES. In the event that the Building is totally destroyed by fire or other casualty or in the event the Building (or any portion thereof) is so damaged that the Premises will be, in Landlord's reasonable opinion, unfit for occupancy (as defined in Section
5.202 hereof) for a period exceeding one hundred eighty (180) days after the date of such damage, Landlord or Tenant may terminate this Lease, in which event Basic Annual Rent and Additional Rent shall be abated during the unexpired portion of this Lease effective with the date of such damage. Landlord or Tenant shall exercise the termination right pursuant to the preceding sentence, if at all, by delivering written notice of termination within ten (10) days after Landlord's determination given to Tenant in writing that the repairs cannot be completed within such one hundred eighty (180) day period. In the event the Building or the Premises are damaged by fire or other casualty and, in Landlord's reasonable opinion, the Premises can be made tenantable within one hundred eighty (180) days after the date of such damage, or if the damage is more serious but neither Landlord nor Tenant elects to terminate this Lease pursuant to this Section, in either such event Landlord shall, within sixty (60) days after the date of such damage, commence rebuilding or repairing the Building and the Premises (including Tenant's Improvements), but only to the extent of insurance proceeds actually received by Landlord for such repairs, to substantially the same condition which existed immediately prior to the happening of the casualty. Landlord shall allow Tenant a fair diminution of Basic Annual Rent and Additional Rent during the time the Premises are unfit for occupancy; provided, that if such casualty was caused by Tenant, its agents, employees, or contractors, Basic Annual Rent and Additional Rent shall be abated only to the extent Landlord is compensated for such Basic Annual Rent and Additional Rent by loss of rents insurance, if any. Notwithstanding any provision or inference herein to the contrary, Landlord's obligation to restore the Building and the Premises is expressly limited to the amount of casualty insurance proceeds actually received by Landlord. Without limiting the preceding sentence, Tenant understands and agrees that if any mortgagee under a deed of trust, security agreement or mortgage on the Building should require that the insurance proceeds be used to retire or reduce the mortgage debt or if the insurance company issuing Landlord's fire and casualty insurance policy fails or refuses to pay Landlord the proceeds under such policy, Landlord shall have no obligation to rebuild and this Lease shall terminate upon notice by Landlord to Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

SECTION 7.2 TENANT'S INSURANCE.

7.201 Types of Coverage. Tenant covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, the insurance set forth in paragraphs (a), (b), (c) and (d) of this subsection.

            (a) Commercial General Liability Insurance. Commercial General Liability Insurance coverage including personal injury, bodily injury, property damage, operations hazard and contractual liability, such insurance to insure both Tenant and, as additional insureds, Landlord and the Property Manager, and to afford protection to the limit of not less than $3,000,000.00, combined single limit, in respect to injury or death to any number of persons and all property damage arising out of any one (1) occurrence, with a deductible reasonably acceptable to Landlord.

            (b) Property Insurance. Property insurance on an all risk, full replacement cost basis (including coverage against fire, wind, tornado, vandalism, malicious mischief, water damage and sprinkler leakage) covering Tenant's Improvements, Installations and all other fixtures, equipment and personalty located in the Premises. Such policy will be written in the names of Tenant, Landlord and any other parties reasonably designated by Landlord from time to time, as their respective interests may appear. The property insurance may, with the consent of the Landlord, provide for a reasonable deductible.

            (c) Workers Compensation Insurance. Worker's compensation insurance insuring against and satisfying Tenant's obligations and liabilities mandated by the worker's compensation laws of the State of Texas.

            (d) Employers Liability Insurance. Employer's liability insurance in an amount not less than $1,000,000.00.

7.202 Other Requirements of Insurance. All such insurance will be issued and underwritten by companies reasonably acceptable to Landlord and will contain endorsements that (a) such insurance may not lapse with respect to Landlord or Property Manager or be canceled or amended with respect to Landlord or Property Manager without the insurance company giving Landlord and Property Manager at least thirty (30) days prior written notice of such cancellation or amendment, (b) Tenant will be solely responsible for payment of premiums, (c) in the event of payment of any loss covered by such policy, Landlord or Landlord's designees will be paid first by the insurance company for Landlord's loss (but only if Landlord elects to rebuild the Building and/or the Premises) and (d) Tenant's insurance is primary in the event of overlapping coverage which may be carried by Landlord.

7.203 Proof of Insurance. Tenant shall deliver to Landlord certified copies of all policies of insurance required by this Section 7.2 or duly executed Certificates of Insurance evidencing in-force coverage of the required insurance, within ten (10) days prior to the commencement of construction of Tenant's Improvements. Further, Tenant shall deliver to Landlord renewals thereof at least thirty
            (30) days prior to the expiration of the respective policy terms.

SECTION 7.3 LANDLORD'S INSURANCE.

7.301 Types of Coverage. Landlord covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Landlord will carry and maintain, at its sole cost and expense, the insurance set forth in paragraphs (a) and (b) of this subsection.

            (a) Commercial General Liability Insurance. Commercial General Liability Insurance coverage including personal injury, bodily injury, broad form property damage, operations hazard and contractual liability, such insurance to afford protection to the limit of not less than $3,000,000 combined single limit in respect to injury or death to any number of persons and property damage arising out of any one (1) occurrence.

            (b) Fire and Extended Coverage Insurance. A policy or policies of property insurance covering the Property on an all risk replacement cost basis, including without limitation, sprinkler and water damage, vandalism, malicious mischief, fire, wind and tornado and with any such deductibles as Landlord may from time to time determine.

7.302 Blanket Coverage. Any insurance provided for in subsection 7.301 above may be effected by a policy or policies of blanket insurance covering additional items or locations or assureds, provided that the requirements of this Section 7.3 are otherwise satisfied. Tenant shall have no rights in any policy or policies maintained by Landlord.

SECTION 7.4 WAIVER OF SUBROGATION. Landlord and Tenant each hereby waives any rights it may have against the other (including, but not limited to, a direct action for damages) on account of any loss or damage occasioned to Landlord or Tenant, as the case may be (even if such loss or damage is caused by the fault, negligence or other tortious conduct, acts or omissions of the released party or the released party's directors, employees, agents or invitees), to their respective property, the Premises, its contents or to any other portion of the Building or the Property arising from any risk covered by the fire and extended coverage property insurance required to be carried by Tenant and Landlord, respectively, under subsections 7.201(b) and 7.301(b) above or, if the coverage provided thereby is broader, the fire and extended property insurance actually carried by the damaged party. Without in any way limiting the foregoing waivers and to the extent permitted by applicable law, the parties hereto each, on behalf of their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, waive any right of subrogation that Landlord or Tenant or their respective insurers may have against the other party or their respective officers, directors, employees, agents or invitees and all rights of their respective insurance companies based upon an assignment from its insured. Each party to this Lease agrees immediately to give to each such insurance company written notification of the terms of the mutual waivers contained in this Section and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers. The foregoing waiver shall be effective whether or not the parties maintain the required insurance.

SECTION 7.5 INDEMNITY. Tenant will indemnify and hold Landlord, Property Manager and their respective officers, directors, employees and agents harmless from, and reimburse Landlord for and with respect to, all claims, demands, actions, damages, loss liabilities, judgments, costs and expenses, including without limitation, reasonable attorney's fees and court costs (each a "Claim" and collectively the "Claims") which (i) are suffered by, recovered from or asserted against Landlord, (ii) are not paid by insurance carried by Tenant or Landlord (without in any way affecting the requirements of or Landlord's rights under subsection 7.202(d) above) and (iii) arise from or in connection with (a) the use or occupancy of the Premises and/or any accident, injury or damage occurring in or at the Premises or (b) any breach by Tenant of any representation or covenant in this Lease; provided, however, such indemnification of Landlord by Tenant shall not include any Claim waived by Landlord under Section 7.4 above or any Claim to the extent caused by the negligence, gross negligence or willful misconduct of Landlord. Landlord will indemnify and hold Tenant, its officers, directors, employees and agents harmless from, and reimburse Tenant for and with respect to, all Claims which (i) are suffered by, recovered from or asserted against Tenant, (ii) are not paid by insurance carried by Tenant or Landlord, and (iii) arise from or in connection with any negligent act or omission or willful misconduct of Landlord or Landlord's agents, employees or contractors; provided, however, such indemnification of Tenant by Landlord shall not include any Claim waived by Tenant under Section 7.4 above or any Claim to the extent caused by the negligence, gross negligence or willful misconduct of Tenant.

                                    ARTICLE 8
                                  CONDEMNATION

SECTION 8.1 CONDEMNATION RESULTING IN CONTINUED USE NOT FEASIBLE. If the Property or any portion thereof that, in Landlord's reasonable opinion, is necessary to the continued efficient and/or economically feasible use of the Property shall be taken or condemned in whole or in part for public purposes, or sold to a condemning authority in lieu of taking, then the term of this Lease shall, at the option of Landlord, forthwith cease and terminate.

SECTION 8.2 TOTAL CONDEMNATION OF PREMISES. In the event that all or substantially all of the Premises is taken or condemned or sold in lieu thereof or if Tenant will be unable to use a substantial portion of the Premises or it is reasonably anticipated that safe and reasonable access to the Building will not be available or that Tenant's use of the Premises in the manner used immediately prior to such taking will be substantially impaired for a period of one hundred eighty (180) consecutive days by reason of a taking, either Landlord or Tenant may terminate this Lease by delivering written notice thereof to the other within ten (10) business days after notice of the taking, condemnation or sale in lieu thereof to be effective as of the date of such taking, condemnation or sale in lieu thereof.

SECTION 8.3 CONDEMNATION WITHOUT TERMINATION. If upon a taking or condemnation or sale in lieu of the taking of all or less than all of the Property which (a) does not give either Landlord or Tenant the right to terminate this Lease or (b) gives either Landlord or Tenant the right to terminate this Lease pursuant to
Section 8.1 or 8.2 above and neither Landlord nor Tenant elect to exercise such termination right, then this Lease shall continue in full force and effect, provided that, if the taking, condemnation or sale includes any portion of the Premises, the Basic Annual Rent and Additional Rent shall be redetermined on the basis of the remaining square feet of Agreed Rentable Area of the Premises. Landlord, at Landlord's sole option and expense, shall restore and reconstruct the Building to substantially its former condition to the extent that the same may be reasonably feasible, but such work shall not be required to exceed the scope of the work done by Landlord in originally constructing the Building, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation or damages (over and above amounts going to the mortgagee of the property taken) for the part of the Building or the Premises so taken.

SECTION 8.4 CONDEMNATION PROCEEDS. Landlord shall receive the entire award (which shall include sales proceeds) payable as a result of a condemnation, taking or sale in lieu thereof. Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in and to any such award. Tenant shall, however, have the right to recover from such authority through a separate award which does not reduce Landlord's award, any compensation as may be awarded to Tenant on account of moving and relocation expenses and depreciation to and removal of Tenant's physical property.

                                    ARTICLE 9
                                      LIENS

Tenant shall keep the Premises free from all liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant and Tenant shall indemnify and hold Landlord harmless from, and reimburse Landlord for and with respect to, any and all claims, causes of action, damages, expenses (including reasonable attorneys' fees), arising from or in connection with any such liens. In the event that Tenant shall not, within ten (10) days following notification to Tenant of the imposition of any such lien, cause the same to be released of record by payment or the posting of a bond in amount, form and substance reasonably acceptable to Landlord, Landlord shall have, in addition to all other remedies provided herein and by law, the right but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of or defense against the Claim giving rise to such lien. All amounts paid or incurred by Landlord in connection therewith shall be paid by Tenant to Landlord on demand and shall bear interest from the date of demand until paid at the rate set forth in Section 15.10 below. Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration or repair of or to the Building or the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanic's or other liens against the interest of Landlord in the Property or the Premises.

                                   ARTICLE 10
                           TAXES ON TENANT'S PROPERTY

Tenant shall be liable for and shall pay, prior to their becoming delinquent, any and all taxes and assessments levied against, and any increases in Real Estate Taxes as a result of, any personal property or trade or other fixtures placed by Tenant in or about the Premises and any improvements (other than Tenant's Improvements) constructed in the Premises by or on behalf of Tenant.

                                   ARTICLE 11
                            SUBLETTING AND ASSIGNING

SECTION 11.1 SUBLEASE AND ASSIGNMENT. Tenant shall not assign this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise (it being agreed that for purposes of this Lease, assignment shall include, without limitation, the transfer of a majority interest of stock, partnership or other forms of ownership interests, merger or dissolution) or mortgage or pledge the same, or sublet the Premises or any part thereof or permit the Premises to be occupied by any firm, person, partnership or corporation or any combination thereof, other than Tenant, without the prior written consent of Landlord. In no event shall any assignment or sublease ever release Tenant from any obligation or liability hereunder.

SECTION 11.2 TENANT'S CONTINUING OBLIGATIONS. Without limiting Landlord's consent rights and as a condition to obtaining Landlord's consent, (i) each assignee must assume all obligations under this Lease and (ii) each subtenant must confirm that its sublease is subject and subordinate to this Lease. In addition, each assignee and subtenant shall agree to cause the Premises to comply at all times with all requirements of the Disability Acts

(as amended), including, but not limited to, obligations arising out of or associated with such assignee's or subtenant's use of or activities or business operations conducted within the Premises. No assignee or subtenant of the Premises or any portion thereof may assign or sublet the Premises or any portion thereof. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's rights as to any subsequent assignments and/or sublettings. All reasonable legal fees and expenses incurred by Landlord in connection with any assignment or sublease proposed by Tenant will be the responsibility of Tenant and will be paid by Tenant upon receipt of an invoice from Landlord.

SECTION 11.3 LANDLORD'S RIGHTS RELATING TO ASSIGNEE OR SUBTENANT. To the extent the rentals or income derived from any sublease or assignment exceed the rentals due hereunder, all such excess rentals (after first deducting all reasonable costs associated with such sublease or assignment) shall be the property of and paid over to Landlord in consideration for Landlord's consent to the applicable assignment or sublease. Landlord may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease. Tenant here by authorizes and directs any such assignee or subtenant to make such payments of rent directly to Landlord upon receipt of notice from Landlord, and Tenant agrees that any such payments made by an assignee or subtenant to Landlord shall, to the extent of the payments so made, be a full and complete release and discharge of rent owed to Tenant by such assignee or subtenant. No direct collection by Landlord from any such assignee or subtenant shall be construed to constitute a novation or a release of Tenant or any guarantor of Tenant from the further performance of its obligations hereunder. Receipt by Landlord of any rent from any assignee, subtenant or occupant of the Premises or any part thereof shall not be deemed a waiver of the above covenant in this Lease against assignment and subletting or a release of Tenant under this Lease. In the event that, following an assignment or subletting, this Lease or the rights and obligations of Tenant hereunder are terminated for any reason, including without limitation in connection with default by or bankruptcy of Tenant (which, for the purposes of this Section 11.3, shall include all persons or entities claiming by or through Tenant), Landlord may, at its sole option, consider this Lease to be thereafter a direct lease to the assignee or subtenant of Tenant upon the terms and conditions contained in this Lease.

SECTION 11.4 ERISA AND UBTI RESTRICTIONS. Notwithstanding anything to the contrary contained herein, including, without limitation Sections 11.1 and 11.2 above, no assignment or subletting shall be permitted if (i) the proposed assignee or subtenant or any person which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or subtenant directly or indirectly, controls, is controlled by, or is under common control with Landlord or any person who controls Landlord; and (ii) the proposed assignment or sublease (1) provides for a rental or other payment for the leasing, use, occupancy or utilization of all or any portion of the Premises based, in whole or in part, on the income or profits derived by any person from the property so leased, used, occupied or utilized other than an amount based on a fixed percentage or percentages of gross receipts or sales or (2) does not provide that such assignee or subtenant shall not enter into any lease, sublease, license, concession or other agreement for the use, occupancy or utilization of all or any portion of the Premises which provides for a rental or other payment for such use, occupancy or utilization based, in whole or in part, on the income or profits derived by any person from the property so leased, used, occupied or utilized other than an amount based on a fixed percentage or percentages of gross receipts or sales; or (iii) in the reasonable opinion of Landlord's counsel, such proposed assignment or subletting will (1) cause a violation of the Employee Retirement Income Security Act of 1974 by such proposed assignee or subtenant, by Landlord, or by any person which, directly or indirectly, controls, is controlled by, or is under common control with, Landlord or any person who controls Landlord or (2) result in Landlord, or any person which, directly or indirectly controls Landlord, receiving "unrelated business taxable income" (as defined in the Internal Revenue Code).

SECTION 11.5 ASSIGNMENT BY OPERATION OF LAW. The dissolution of a corporation or partnership which is Tenant, the transfer of a majority of the assets of Tenant, the addition and withdrawal of shareholders in a corporation which is Tenant and the withdrawal from and addition of partners to any partnership which is Tenant shall constitute an assignment of this Lease which is prohibited without Landlord's consent. However, notwithstanding the foregoing and for purposes of this Lease, the following shall not be considered assignments prohibited hereunder or otherwise require Landlord's consent: (1) the dissolution of Tenant (if Tenant is a partnership) and immediate reconstitution into a partnership or the addition or withdrawal of partners, or the reallocation of interests among partners of Tenant; (2) the dissolution of Tenant (if Tenant is a corporation) and the immediate reconstitution of Tenant into a new corporation, or the addition of stockholders and the withdrawal of stockholders in the normal course of Tenant's business, (3) the assignment of this Lease to any successor of Tenant (A) into which or with which Tenant is merged or consolidated, (B) arising from the transfer of Tenant's interest under this Lease made in conjunction with the transfer of a majority of the assets and liabilities of Tenant, or (C) arising from the acquisition of the assets and liabilities of another corporation by Tenant so long as in each of the circumstances described in (1) through (3) above the surviving partnership, corporation or assignee shall assume all obligations of Tenant hereunder and include a majority of the partners that were partners (in the case of a partnership) or include the same controlling shareholders (in the case of a corporation) of Tenant during the twelve (12) month period immediately prior to the time of the applicable event and the surviving partnership, corporation or assignee can demonstrate to Landlord's reasonable satisfaction the same or better financial strength as possessed by Tenant on the date hereof. Further, Landlord agrees to not unreasonably withhold or delay its consent to any proposed sublease or assignment to an Affiliate of Tenant.

                                   ARTICLE 12
                    TRANSFERS BY LANDLORD, SUBORDINATION AND
                          TENANT'S ESTOPPEL CERTIFICATE

SECTION 12.1 SALE OF THE PROPERTY. In the event of a sale, transfer or conveyance by Landlord of the Property (which sale, transfer or conveyance by Landlord may be consummated freely without consent or approval of Tenant), the same shall operate to release Landlord from any and all liability under this Lease arising after the date of such sale, provided that if a Security Deposit has been made by Tenant, Landlord shall not be released from liability with respect thereto unless Landlord transfers the Security Deposit to the purchaser.

SECTION 12.2 SUBORDINATION, ATTORNMENT AND NOTICE. This Lease is subject and subordinate to (i) any lease wherein Landlord is the tenant and to the liens of any and all mortgages and deeds of trust, regardless of whether such lease, mortgage or deed of trust now exists or may hereafter be created with regard to all or any part of the Property, (ii) any and all advances (including interest thereon) to be made under any such lease, mortgage or deed of trust and (iii) all modifications, consolidations, renewals, replacements and extensions of any such lease, mortgage or deed of trust. Tenant also agrees that any lessor, mortgagee or trustee may elect (which election shall be revocable) to have this Lease superior to any lease or lien of its mortgage or deed of trust and, in the event of such election and upon notification by such lessor, mortgagee or trustee to Tenant to that effect, this Lease shall be deemed superior to the said lease, mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said lease, mortgage or deed of trust. Tenant shall, in the event of the sale or assignment of Landlord's interest in the Premises (except in a sale-leaseback financing transaction), or in the event of the termination of any lease in a sale-leaseback financing transaction wherein Landlord is the lessee, attorn to and recognize such purchaser, assignee or mortgagee as Landlord under this Lease. Tenant shall, in the event of any proceedings brought for the foreclosure of, or in the event of the exercise of the power of sale under, any mortgage or deed of trust covering the Premises, attorn to and recognize purchaser at such sale, assignee or mortgagee, as the case may be, as Landlord under this Lease. The above subordination and attornment clauses shall be self-operative and no further instruments of subordination or attornment need be required by any mortgagee, trustee, lessor, purchaser or assignee. In confirmation thereof, Tenant agrees that, upon the request of Landlord, or any such lessor, mortgagee, trustee, purchaser or assignee, Tenant shall execute and deliver whatever instruments may be required for such purposes and to carry out the intent of this Section 12.2. If an Affiliate of Landlord shall be the mortgagee, then it shall be an express condition precedent to the effectiveness of the agreement to subordinate set forth in this Section 12.2 that Landlord obtain from Landlord's mortgagee an agreement, on mortgagee's standard form, that, notwithstanding any foreclosure by Landlord's mortgagee's, or deed, or other conveyance in lieu of foreclosure with respect thereto, Tenant's leasehold estate created hereunder and Tenant's other options and rights arising out of this Lease should not be disturbed or affected so long as no default by Tenant exists under the terms of this Lease (after notice and opportunity to cure as provided herein).

SECTION 12.3 TENANT'S ESTOPPEL CERTIFICATE. Tenant shall, upon the request of Landlord or any mortgagee of Landlord, without additional consideration, deliver an estoppel certificate, consisting of reasonable statements required by Landlord, any mortgagee or purchaser of any interest in the Property, which statements may include but shall not be limited to the following: this Lease is in full force and effect, with rental paid through [a current date]; this Lease has not been modified or amended; Landlord is not in default and Landlord has fully performed all of Landlord's obligations hereunder; and such other statements as may reasonably be required by the requesting party. If Tenant is unable to make any of the statements contained in the estoppel certificate because the same is untrue, Tenant shall with specificity state the reason why such statement is untrue. Tenant shall, if requested by Landlord or any such mortgagee, deliver to Landlord a fully executed instrument in form reasonably satisfactory to Landlord evidencing the agreement of Tenant to the mortgage or other hypothecation by Landlord of the interest of Landlord hereunder.

                                   ARTICLE 13
                                     DEFAULT

SECTION 13.1 DEFAULTS BY TENANT. The occurrence of any of the events described in subsections 13.101 through 13.106 shall constitute a default by Tenant under this Lease.

13.101 Failure to Pay Rent. Any failure by Tenant to pay Rent or to make any other payment required to be made by Tenant hereunder within five (5) days following written notice to Tenant; however, no notice shall be required for default in payment of Rent after the second such monetary default during any twelve (12) month period.

13.102      Failure to Perform. Except for a failure covered by subsection
            13.101 above or 13.103 below, any failure by Tenant to observe and perform any provision of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice to Tenant, provided that if such failure cannot be cured within said thirty (30) day period, Tenant shall not be in default hereunder so long as Tenant commences curative action within such thirty (30) day period, diligently and continuously pursues the curative action and fully and completely cures the failure within ninety (90) days after such written notice to Tenant. However, such ninety (90) days may be extended as necessary if the default does not adversely impact the Building operations or Building systems or any other tenant in the Building and so long as Tenant diligently and continuously pursues the curative action.

13.103 Continual Failure to Perform. The third failure by Tenant in any twelve (12) month period to perform and observe a particular provision of this Lease to be observed or performed by Tenant (other than the failure to pay Rent, which in all instances will be covered by subsection 13.101 above), no notice being required for any such third failure.

13.104 Bankruptcy, Insolvency, Etc. Tenant or any guarantor of Tenant's obligations hereunder (hereinafter called "Guarantor", whether one
            (1) or more), (i) cannot meet its obligations as they become due,
            (ii) becomes or is declared insolvent according to any law, (iii) makes a transfer in fraud of creditors according to any applicable law, (iv) assigns or conveys all or a substantial portion of its property for the benefit of creditors or (v) files a petition for relief under the Federal Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar law (collectively, "applicable bankruptcy law"); a receiver or trustee is appointed for Tenant or Guarantor or its property; the interest of Tenant or Guarantor under this Lease is levied on under execution or under other legal process; any involuntary petition is filed against Tenant or Guarantor under applicable bankruptcy law; or any action is taken to reorganize or modify Tenant's or Guarantor's capital structure if Tenant or Guarantor is a corporation or other entity (provided that no such levy, execution, legal process or petition filed against Tenant or Guarantor shall constitute a breach of this lease if Tenant or Guarantor shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within ninety (90) days from the date of its creation, service or filing).

13.105 Loss of Right to do Business. If Tenant is a corporation or limited partnership, Tenant fails to maintain its right to do business in the State of Texas or fails to pay any applicable annual franchise taxes as and when same become finally due and payable and such failure continues for a period of thirty (30) days after written notice of same from Landlord to Tenant.

13.106 Dissolution or Liquidation. If Tenant is a corporation or partnership, Tenant dissolves or liquidates or otherwise fails to maintain its corporate or partnership structure, as applicable.

SECTION 13.2 REMEDIES OF LANDLORD.

13.201 Termination of the Lease. Upon the occurrence of a default by Tenant hereunder, Landlord may, without judicial process, terminate this Lease by giving written notice thereof to Tenant (whereupon all obligations and liabilities of Landlord hereunder shall terminate) and, without further notice and without liability, repossess the Premises. Landlord shall be entitled to recover all loss and damage Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, including without limitation, the following (without duplication of any element of damages):

                  (1) accrued Rent to the date of termination and Late Charges, plus interest thereon at the rate established under Section 15.10 below from the date due through the date paid or date of any judgment or award by any court of competent jurisdiction, the unamortized cost of Tenant's Improvements, brokers' fees and commissions, attorneys' fees, moving allowances and any other costs incurred by Landlord in connection with making or executing this Lease, the cost of recovering the Premises and the costs of reletting the Premises (including, without limitation, advertising costs, brokerage fees, leasing commissions, reasonable attorneys' fees and refurbishing costs and other costs in readying the Premises for a new tenant);

                  (2) the present value of the Rent (discounted at a rate of interest equal to six percent [6%] per annum [the "Discount Rate"]) that would have accrued under this Lease for the balance of the Lease term but for such termination, reduced by the reasonable fair market rental value of the Premises for such balance of the Lease term (determined from the present value of the actual base rents, discounted at the Discount Rate, received and to be received from Landlord's reletting of the Premises or, if the Premises are not relet, the base rents, discounted at the Discount Rate, that would be received from a comparable lease and comparable tenant for a comparable term and taking into account among other things, the condition of the Premises, market conditions and the period of time the Premises may reasonably remain vacant before Landlord is able to re-lease the same to a suitable replacement tenant, it being agreed that Landlord shall have no obligation to relet or attempt to relet the Premises);

                  (3) plus any other costs or amounts necessary to compensate Landlord for its damages.

13.202 Repossession and Re-Entry. Upon the occurrence of a default by Tenant hereunder, Landlord may, without judicial process, immediately terminate Tenant's right of possession of the Premises (whereupon all obligations and liability of Landlord hereunder shall terminate), but not terminate this Lease, and, without notice, demand or liability, enter upon the Premises or any part thereof, take absolute possession of the same, expel or remove Tenant and any other person or entity who may be occupying the Premises and change the locks. If Landlord terminates Tenant's possession of the Premises under this subsection 13.202, (i) Landlord shall have no obligation whatsoever to tender to Tenant a key for new locks installed in the Premises, (ii) Tenant shall have no further right to possession of the Premises and (iii) Landlord shall have no obligation whatsoever to relet or attempt to relet the Premises. Landlord may, however, at its sole option relet the Premises or any part thereof for such terms and such rents as Landlord may in its sole discretion elect. If Landlord elects to relet the Premises, rent received by Landlord from such reletting shall be applied first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord (in such order as Landlord shall designate), second, to the payment of any costs of such reletting, including, without limitation, refurbishing costs, reasonable attorneys' fees, advertising costs, brokerage fees and leasing commissions and third, to the payment of Rent due and unpaid hereunder (in such order as Landlord shall designate), and Tenant shall satisfy and pay to Landlord any deficiency upon demand therefor from time to time. Landlord shall not be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon any such reletting. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such termination is given to Tenant pursuant to subsection 13.201 above. If Landlord relets the Premises, either before or after the termination of this Lease, all such rentals received from such lease shall be and remain the exclusive property of Landlord, and Tenant shall not be, at any time, entitled to recover any such rental. Landlord may at any time after a reletting elect to terminate this Lease.

13.203 Cure of Default. Upon the occurrence of a default hereunder by Tenant, Landlord may, without judicial process and without having any liability therefor, enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord, its agents, employees, contractors or otherwise.

13.204 Continuing Obligations. No repossession of or re-entering upon the Premises or any part thereof pursuant to subsection 13.202 or 13.203 above or otherwise and no reletting of the Premises or any part thereof pursuant to subsection 13.202 above shall relieve Tenant or any Guarantor of its liabilities and obligations hereunder, all of which shall survive such repossession or re-entering. In the event of any such repossession of or re-entering upon the Premises or any part thereof by reason of the occurrence of a default, Tenant will continue to pay to Landlord Rent required to be paid by Tenant.

13.205 Cumulative Remedies. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy set forth herein or otherwise available to Landlord at law or in equity and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. In addition to the other remedies provided in this Lease and without limiting the preceding sentence, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity.

SECTION 13.3. DEFAULTS BY LANDLORD, Landlord shall be in default under this Lease if and only if Landlord fails to perform any of its obligations hereunder and said failure continues for a period of thirty (30) days after Tenant delivers written notice thereof to Landlord and each mortgagee who has a lien against any portion of the Property and whose name and address has been provided to Tenant, provided that if such failure cannot reasonably be cured within said thirty (30) day period, Landlord shall not be in default hereunder if the curative action is commenced within said thirty (30) day period and is thereafter diligently pursued until cured. In no event shall (i) Tenant claim a constructive or actual eviction or that the Premises have become unsuitable hereunder or (ii) a constructive or actual eviction or breach of any implied warranty be deemed to have occurred under this Lease, prior to the expiration of the notice and cure periods provided under this Section 13.3. Any notice of a failure to perform by Landlord shall be sent to Landlord at the addresses and to the attention of the parties set forth in the Basic Lease Provisions. Any notice of a failure to perform by Landlord not sent to Landlord at all addresses and/or to the attention of all parties required under this Section and to each mortgagee who is entitled to notice or not sent in compliance with Article 14 below shall be of no force or effect.

SECTION 13.4 LANDLORD'S LIABILITY.

13.401 Tenant's Rights in Respect of Landlord Default. Tenant is granted no contractual right of termination by this Lease, except to the extent and only to the extent set forth in Sections 5.202, 7.1 and 8.2 above and Section 13.7 below. If Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Property (as the same may then be encumbered) and, subject to the rights of mortgagees, any insurance carried in the name of Landlord and Landlord shall not be liable for any deficiency. If Landlord is found to be in default hereunder by reason of its failure to give a consent that it is required to give hereunder, Tenant's sole remedy will be an action for specific performance or injunction. The foregoing sentence shall in no event be construed as mandatorily requiring Landlord to give consents under this Lease. In no event shall either Landlord or Tenant be liable to the other for consequential or special damages by reason of a failure to perform (or a default) by the respective party hereunder. In no event shall Tenant have the right to levy execution against any property of Landlord other than its interest in the Property as hereinbefore expressly provided.

13.402 Certain Limitations on Landlord's Liability. Unless caused by Landlord's gross negligence or willful misconduct and without limiting the provisions of Section 7.4, Landlord shall not be liable to Tenant for any claims, actions, demands, costs, expenses, damage or liability of any kind (i) arising out of the use, occupancy or enjoyment of the Premises by Tenant or any person therein or holding under Tenant or by or through the acts or omissions of any of their respective employees, officers, agents, invitees or contractors,
            (ii) caused by or arising out of fire, explosion, falling sheetrock, gas, electricity, water, rain, snow or dampness, or leaks in any part of the Premises, (iii) caused by or arising out of damage to the roof, pipes, appliances or plumbing works or any damage to or malfunction of heating, ventilation or air conditioning equipment or
            (iv) caused by Tenants or any persons either in the Premises or elsewhere in the Building (other than Common Areas) or by occupants of property adjacent to the Building or Common Areas or by the public or by the construction of any private, public or quasi-public work. In no event shall Landlord be liable to Tenant for any loss of or damage to property of Tenant or of others located in the Premises or the Building by reason of theft or burglary.

SECTION 13.5 WAIVER OF TEXAS DECEPTIVE TRADE PRACTICES ACT. IT IS THE INTENT OF LANDLORD AND TENANT TO WAIVE ALL OF THE PROVISIONS (OTHER THAN SECTION 17.555) OF THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SUBCHAPTER E OF CHAPTER 17 OF THE TEXAS BUSINESS AND COMMERCE CODE (THE "DTPA") AS SUCH PROVISIONS ARE OR MAY BE APPLICABLE TO THIS LEASE AND THE TRANSACTIONS EVIDENCED HEREBY. Accordingly, Landlord and Tenant hereby represent and agree as follows:

            (1) Tenant represents to Landlord that Tenant is not in a significantly disparate bargaining position with respect to this Lease and the transaction evidenced hereby.

            (2) Tenant represents to Landlord that Tenant is represented by legal counsel in connection with this Lease.

            (3) Tenant represents to Landlord that this Lease does not involve a purchase or lease of a family residence occupied or to be occupied as Tenant's residence and that, with respect to this Lease, Tenant is a business consumer as that term is used in the DTPA (i.e., Tenant is an individual, partnership or corporation who seeks or acquires by purchase or lease, any goods or services for commercial or business use).

            (4) Landlord and Tenant agree that the total consideration paid or to be paid by Tenant over the term of this Lease exceeds $500,000.00, failing which this part (4) shall be deemed deleted.

            (5) Tenant represents to Landlord that Tenant has assets of $5 million or more according to the most recent financial statement of Tenant prepared in accordance with generally accepted accounting principles, failing which Landlord and Tenant shall have their respective legal counsel sign this Lease in the space provided on the signature page hereof. Tenant further represents that it has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of this transaction.

            (6) Landlord and Tenant hereby agree, for themselves, their agents, property managers, brokers and contractors and their respective heirs, personal representatives, successors and assigns, that all of the provisions of the DTPA (except for Section 17.555 thereof) which are or may be applicable to this Lease and the transaction evidenced hereby are hereby waived, including specifically, without limitation, all rights and remedies resulting from or arising out of any and all acts or practices of the other party or their agents, property managers or brokers or their respective heirs, personal representatives or assigns in connection with this Lease and/or the transaction evidenced hereby, regardless of whether such acts or practices occurred before or after the execution of this Lease. The provisions of this Section shall survive the execution and any termination of this Lease.

If part (4) above is deemed deleted, this Section 13.5 shall not be applicable and shall be without force or effect.

SECTION 13.6 LANDLORD'S LIEN. Landlord expressly waives and relinquishes any contractual or statutory rights to any lien against any of Tenant's personal property.

SECTION 13.7 LEASE CANCELLATION OPTIONS.

13.701 Initial Cancellation Options. Tenant shall have two (2) options to terminate this Lease, such termination to be effective at the expiration of the twenty-fourth (24th) full calendar month following the Commencement Date or the thirty-sixth (36th) full calendar month following the Commencement Date, respectively (each a "Termination Date") by providing written notice to Landlord no later than six (6) full calendar months prior to the applicable Termination Date and by paying to Landlord on or prior to the applicable Termination Date, the Cancellation Payment. The term "Cancellation Payment" shall mean an amount, as of the Termination Date, equal to Landlord's unamortized leasing costs, which shall consist of the remaining book balance of the sum of the following costs, based on straight line depreciation over the initial Term using a 10% interest factor:

                  (i)   the Finish Allowance provided for in Exhibit C: and

                  (ii) all amounts due to brokers or other third parties in connection with the Lease

            , all as more specifically shown on Exhibit F, attached hereto and made a part hereof. Notwithstanding the foregoing, Tenant's right to terminate the Lease may not be exercised unless (a) Landlord is unable to accommodate Tenant's actual expansion requirements on Floor 7 of the Building within one hundred eighty (180) days after written notice from Tenant of its good faith actual expansion needs, or (b) Tenant or any subsequent permitted third party nonaffiliated assignee of Tenant's rights hereunder completely ceases doing business in any form.

13.702 Additional Cancellation Option. In addition to the lease cancellation options granted above, Tenant shall have a third option to terminate the Lease at any time after the end of the second annual anniversary of the Commencement Date and until six (6) months prior to the expiration of the Initial Term, to be exercised in the manner provided for in Section 13.701 above in the event that (a) substantially all of the assets of Tenant are sold or 50 percent or more of the voting stock of Tenant is sold or transferred, in each instance as part of an arms length sale to a bonafide third party that is unaffiliated with Tenant in any respect, and (b) thereafter, Tenant's principal place of business operation shall be moved to a location that is outside Harris County, Texas or any county adjoining Harris County. In such event, and in addition to the Cancellation Payment provided for in Section 13.701 above, Tenant shall pay an additional payment ("Relocation Cancellation Payment") equal to (6) months of Basic Rent as provided for in this Lease.

SECTION 13.8 SATELLITE DISH. Tenant may, at Tenant's sole cost and expense (including any above Building standard utilities used therefor), construct, install, operate and secure no more than one (1) satellite antenna on the roof of the Building in an area designated by Landlord (the "Satellite") and the necessary cabling from the Satellite to the Premises, all in accordance with specifications approved by Landlord (the "Satellite System"). Landlord shall charge Tenant for the lease of the roof space at the current rate generally prevailing from time to time for other tenants in the Building. The Satellite System shall be for Tenant's sole use and not for use by others. Landlord may cause Tenant to relocate the Satellite on the roof of the Building from time to time at Tenant's expense if required for maintenance purposes or if required by law or upon request by Landlord because of any other cause beyond Landlord's control. Tenant agrees to install, use, and maintain the Satellite System so as not to interfere with other operations from the roof of the Building, including existing satellite or antenna transmissions, and in full compliance with all applicable laws including rules, regulations, and guidelines promulgated by the Federal Communications Commission, and Tenant agrees to indemnify and hold Landlord harmless from and against all costs (including attorneys' fees and court costs), claims, liabilities or obligations arising from the placement, construction or use of the Satellite System. Tenant shall maintain the Satellite System in good condition and shall, at the end of the Term, remove the Satellite System and all related improvements installed by Tenant and repair all damage to the roof caused by such removal.

                                   ARTICLE 14
                                     NOTICES

Any notice or communication required or permitted in this Lease shall be given in writing, sent by (1) personal delivery, (2) expedited delivery service with proof of delivery, (3) United States mail, postage prepaid, registered or certified mail, return receipt requested or (4) prepaid telegram (provided that such telegram is confirmed by expedited delivery service or by mail in the manner previously described), addressed as provided in Item 14 of the Basic Lease Provisions and Section 13.3 above or to such other address or to the attention of such other person as shall be designated from time to time in writing by the applicable party and sent in accordance herewith. Notice also may be given by telex or fax, provided each such transmission is confirmed (and such confirmation is supported by documented evidence) as received and further provided a telex or fax number, as the case may be, is set forth in Item 14 of the Basic Lease Provisions. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of telegram or telex or fax, upon receipt.

                                   ARTICLE 15
                            MISCELLANEOUS PROVISIONS

SECTION 15.1 BUILDING NAME AND ADDRESS. Tenant shall not, without the written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises and in no event shall Tenant acquire any rights in or to such names. Landlord shall have the right at any time to change the name, number or designation by which the Building is known.

SECTION 15.2 SIGNAGE. Tenant shall not inscribe, paint, affix or display any signs, advertisements or notices on or in the Building, except for such tenant identification information as Landlord permits to be included or shown on the directory in the main lobby and adjacent to the access door or doors to the Premises.

SECTION 15.3 NO WAIVER. No waiver by Landlord or by Tenant of any provision of this Lease shall be deemed to be a waiver by either party of any other provision of this Lease. No waiver by Landlord of any breach by Tenant shall be deemed a waiver of any subsequent breach by Tenant of the same or any other provision. No waiver by Tenant of any breach by Landlord shall be deemed a waiver of any subsequent breach by Landlord of the same or any other provision. The failure of Landlord or Tenant to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant. Tenant's consent to or approval of any act by Landlord requiring Tenant's consent or approval shall not be deemed to render unnecessary the obtaining of Tenant's consent to or approval of any subsequent act of Landlord. No act or thing done by Landlord or Landlord's agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, unless done in writing signed by Landlord, The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of this Lease or a surrender of the Premises. The acceptance of any Rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach. The payment of Rent by Tenant following a breach of this Lease by Landlord shall not constitute a waiver by Tenant of any such breach or any other breach. No waiver by Landlord or Tenant of any provision of this Lease shall be deemed to have been made unless such waiver is expressly stated in writing signed by the waiving party. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent due under this Lease shall be deemed to be other than on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy which may be available to Landlord.

SECTION 15.4 APPLICABLE LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Texas.

SECTION 15.5 COMMON AREAS. "Common Areas" will mean all areas, spaces, facilities and equipment (whether or not located within the Building) made available by Landlord for the common and joint use of Landlord, Tenant and others designated by Landlord using or occupying space in the Building, including but not limited to, tunnels, walkways, sidewalks and driveways necessary for access to the Building, Building lobbies, landscaped areas, public corridors, public rest rooms, Building stairs, elevators open to the public, service elevators (provided that such service elevators shall be available only for tenants of the Building and others designated by Landlord), drinking fountains and other such facilities not part of space leased or held for lease to tenants, and any such other areas and facilities, if any, as are designated by Landlord from time to time as Common Areas. Common Areas shall not include the Garage. "Service Corridors" shall mean all loading docks, loading areas and all corridors that are not open to the public but which are available for use by Tenant and others designated by Landlord. "Service Areas" will refer to areas, spaces, facilities and equipment serving the Building (whether or not located within the Building) but to which Tenant and other occupants of the Building will not have access, including, but not limited to, mechanical, telephone, electrical and similar rooms and air and water refrigeration equipment. Tenant is hereby granted a nonexclusive right to use the Common Areas and Service Corridors during the term of this Lease for their intended purposes, in common with others designated by Landlord, subject to the terms and conditions of this Lease, including, without limitation, the Rules and Regulations. The Building, Common Areas, Service Corridors and Service Areas will be at all times under the exclusive control, management and operation of the Landlord. Tenant agrees and acknowledges that the Premises (whether consisting of less than one floor or consisting of one or more full floors within the Building) do not include, and Landlord hereby expressly reserves for its sole and exclusive use, any and all mechanical, electrical, telephone and similar rooms, janitor closets, elevator, pipe and other vertical shafts and ducts, flues, stairwells, any area above the acoustical ceiling and any other areas not specifically shown on Exhibit A as being part of the Premises.

SECTION 15.6 SUCCESSORS AND ASSIGNS. Subject to Article II hereof, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

SECTION 15.7 BROKERS. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the broker named in Item 10 of the Basic Lease Provisions and that it knows of no other real estate brokers or agents who are or might be entitled to a commission in connection with this Lease. Tenant agrees to indemnify and hold harmless Landlord from and against, and reimburse Landlord for and with respect to, any liability or claim, whether meritorious or not, arising in respect to brokers and/or agents not so named. Landlord has agreed to pay the fees of the broker (but only the broker) named in Item 10 of the Basic Lease Provisions in accordance with a separate written agreement with such broker.

SECTION 15.8 SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the application of such provisions to other persons or circumstances and the remainder of this Lease shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

SECTION 15.9 EXAMINATION OF LEASE. Submission by Landlord of this instrument to Tenant for examination or signature does not constitute a reservation of or option for lease. This Lease will be effective as a lease only upon execution by and delivery to both Landlord and Tenant.

SECTION 15.10 INTEREST ON TENANT'S OBLIGATIONS. Any amount due from Tenant to Landlord which is not paid within thirty (30) days after the date due shall bear interest at the lower of (i) eighteen percent (18%) per annum or (ii) the highest rate from time to time allowed by applicable law, from the date such payment is due until paid, but the payment of such interest shall not excuse or cure the default.

SECTION 15.11 TIME. Time is of the essence in this Lease and in each and all of the provisions hereof. Whenever a period of days is specified in this Lease, such period shall refer to calendar days unless otherwise expressly stated in this Lease.

SECTION 15.12 DEFINED TERMS AND MARGIN HEADINGS. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. If more than one person is named as Tenant, the obligations of such persons are joint and several. The headings and titles to the articles, sections and subsections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease.

SECTION 15.13 AUTHORITY OF TENANT. Tenant and each person signing this Lease on behalf of Tenant represents to Landlord as follows: Tenant, if a corporation, is duly incorporated and legally existing under the laws of the state of its incorporation and is duly qualified to do business in the State of Texas. Tenant, if a partnership or joint venture, is duly organized under the Texas Uniform Partnership Act. Tenant, if a limited partnership, is duly organized under the applicable limited partnership act of the State of Texas or, if organized under the laws of a state other than Texas, is qualified under said Texas limited partnership act. Tenant has all requisite power and all governmental certificates of authority, licenses, permits, qualifications and other documentation to lease the Premises and to carry on its business as now conducted and as contemplated to be conducted. Each person signing on behalf of Tenant is authorized to do so. The foregoing representations in this Section
15.13 shall also apply to any corporation, partnership, joint venture or limited partnership which is a general partner or joint venturer of Tenant.

SECTION 15.14 FORCE MAJEURE. Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, the party taking the action shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of such party; provided, however, in no event shall the foregoing apply to the financial obligations of either Landlord or Tenant to the other under this Lease, including Tenant's obligation to pay Basic Annual Rent, Additional Rent or any other amount payable to Landlord hereunder.

SECTION 15.15 RECORDING. This Lease shall not be recorded.

SECTION 15.16 NO REPRESENTATIONS. LANDLORD AND LANDLORD'S AGENTS HAVE MADE NO WARRANTIES, REPRESENTATIONS OR PROMISES (EXPRESS OR IMPLIED) WITH RESPECT TO THE PREMISES, THE BUILDING OR ANY OTHER PART OF THE PROPERTY (INCLUDING, WITHOUT LIMITATION, THE CONDITION, USE OR SUITABILITY OF THE PREMISES, THE BUILDING OR THE PROPERTY), EXCEPT AS HEREIN EXPRESSLY SET FORTH AND NO RIGHTS, EASEMENTS OR LICENSES ARE ACQUIRED BY TENANT BY IMPLICATION OR OTHERWISE EXCEPT AS EXPRESSLY SET FORTH IN THE PROVISIONS OF THIS LEASE.

SECTION 15.17 ATTORNEYS' FEES. In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred in such action (including, without limitation, all costs of appeal) and such amount shall be included in any judgment rendered in such proceeding.

SECTION 15.18 NO LIGHT, AIR OR VIEW EASEMENT. Any diminution or shutting off of light, air or view by any structure which may be erected on the Property or lands adjacent to the Property shall in no way affect this Lease or impose any liability on Landlord (even if Landlord is the adjacent land owner).

SECTION 15.19 RELOCATION.

            (a) Landlord shall have the right to relocate the Premises to substantially identical space (as to tenant improvements), of at least the same size insofar as square footage, and at the same monthly rental as set out in the Lease, within the Building upon giving Tenant one hundred twenty (120) days prior written notice of such intention to relocate Tenant, which notice shall set forth the relevant details with respect to such new space in the Building ("Substituted Premises"). Effective on the date of such relocation, this lease shall be amended via an amendment to same, to be executed by both Landlord and Tenant, by deleting the description of the original Premises and substituting therefor the description of the Substituted Premises, it being understood and agreed that all other terms and conditions of this Lease shall remain the same. In no event shall the term for the Substituted Premises commence prior to the date when the leasehold improvements in the Substituted Premises are substantially completed by Landlord and/or its contractors, at Landlord's sole cost and expense, on Tenant's behalf. Anything in the foregoing provisions of this Section 15.19 (a) to the contrary notwithstanding, Landlord shall not have the right to relocate the Premises if less than twelve (12) months remain in the Term (except if Tenant shall have exercised its Renewal Option pursuant to Rider 1) or in the Renewal Term, as the case may be.

            (b) Landlord shall pay for or otherwise reimburse Tenant for all reasonable out-of-pocket expense incurred by Tenant pursuant to the relocation to the Substituted Premises, including, but not limited to, the following: (i) all reasonable costs and expenses, including filing fees and building permits, of reconstructing leasehold improvements in the Substituted Premises to substantially the same condition and level of improvements as existed in the Premises prior to such relocation (i.e. to replicate the Premises); (ii) reasonable moving costs insofar as furniture, fixtures and equipment, filing cabinets and the contents thereof, supplies, telephone and equipment (including disconnect and connect charges), computer equipment, and all other property (including personal property) of Tenant and its employees located in the Premises (using a commercial mover reasonably approved by Tenant or if Tenant elects to do the moving itself, Landlord will reimburse Tenant for the reasonable costs it would have incurred had a commercial mover acceptable to Landlord been hired on a competitive basis; (iii) fiber network, and other communications- and computer-related cabling and connections setup charges; (iv) space planning/interior architecture and engineering fees; (v) reasonable reprinting of stationary, brochures and all other printed materials used by Tenant in its business (on which the address of the Premises appears) of the same quality and quantity as on hand immediately prior to Landlord's notice to Tenant of its exercising of this relocation right; and (vi) reasonable costs of change-of-address announcement cards, plus postage costs, directly related to such change-of-address notification to Tenant's clients and vendors.

            (c) Landlord shall provide substantially the same expansion and first offer rights in generally similar locations and condition (including contiguity), relative to the existing location of the Premises and the expansion and first offer space, on the same terms and conditions as available to Tenant pursuant to Riders 2 and 3; and Tenant's Renewal Option, as set forth in Rider 1, shall remain in full force and effect. Landlord agrees to use reasonable efforts to accommodate the schedule upon which Tenant desires to be relocated so as to avoid an unreasonable interruption of Tenant's operation of its business.

SECTION 15.20 SURVIVAL OF INDEMNITIES. Each indemnity agreement and hold harmless agreement contained herein shall survive the expiration or termination of this Lease.

SECTION 15.21 ENTIRE AGREEMENT. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Lease, as of the date first written in this Lease.

                                  LANDLORD

                                  LASALLE PARTNERS MANAGEMENT LIMITED, solely in its capacity agent for Fannin Street Limited Partnership, a Delaware limited partnership


                                  By: /s/ Bret E. Bunnett
                                     ------------------------------------------
                                     Bret E. Bunnett
                                     Senior Vice President

For purposes of Section 13.5 (e)   TENANT
only, Tenant's attorney has
executed this Lease:
                                   WOLF COMMUNICATIONS COMPANY


Tenant's attorney                  By: /s/ Mathew Wolf
                                      ------------------------------------------
[ILLEGIBLE]                        Name: MATHEW WOLF
------------------------------          ----------------------------------------
                                   Title: PRESIDENT
                                         ---------------------------------------

                                    EXHIBIT A

                                   FLOOR PLAN

      This Exhibit is attached to and a part of that certain Lease Agreement dated as of ______________________, 1995. executed by and between LASALLE PARTNERS MANAGEMENT LIMITED (in its capacity as agent for Fannin Street Limited Partnership, a Delaware Limited partnership) ("Landlord"), and WOLF COMMUNICATIONS COMPANY, a Texas Corporation ("Tenant"). Any capitalized term not defined herein shall have the meaning assigned to it in the Lease. Landlord and Tenant agree that the floor plans attached to this Exhibit are the floor plans for the Premises.


                                [GRAPHIC OMITTED]

                                   EXHIBIT A-1

                                   FLOOR PLAN

      This Exhibit is attached to and a part of that certain Lease Agreement dated as of______________________, 1995, executed by and between LASALLE PARTNERS MANAGEMENT LIMITED (in its capacity as agent for Fannin Street Limited Partnership, a Delaware limited partnership) ("Landlord"), and WOLF COMMUNICATIONS COMPANY, a Texas Corporation ("Tenant"). Any capitalized term not defined herein shall have the meaning assigned to it in the Lease. Landlord and Tenant agree that the floor plans attached to this Exhibit are the floor plans for the Premises.


                                [GRAPHIC OMITTED]

                                    EXHIBIT B

                             LAND LEGAL DESCRIPTION

      This Exhibit is attached to and a part of that certain Lease Agreement dated as of ______________________, executed by and between LASALLE PARTNERS MANAGEMENT LIMITED (in its capacity as agent for Fannin Street Limited Partnership, a Delaware limited partnership) ("Landlord"), and WOLF COMMUNICATIONS COMPANY, a Texas corporation ("Tenant"). Any capitalized term not defined herein shall have the meaning assigned to it in the Lease. Landlord and Tenant agree that the metes and bounds legal description of the Land is as follows:

A 1.4463 acre (63,000 square feet) tract in the J.S. Holman Survey, Abstract No. 323, being all of Block Two Hundred Ninety-Four (294), South Side of Buffalo Bayou (S.S.B.B) of the City of Houston, Harris County, Texas, (being the identical property constituting the entirety of Block Two Hundred Ninety-Four
(294), described as Parcel A" in that certain Deed of Trust and Security Agreement dated as of September 29, 1981 and filed for record under Harris County Clerk's File H-534676), being more particularly described by metes and bounds as follows:

COMMENCING at the City of Houston Engineering Department survey control rod number 43 located in the intersection of Caroline Street and Polk Street;

THENCE, North 55 deg 00 min 00 sec West, along the City of Houston Engineering Department survey reference line in Polk Street, at a distance of 330.00 feet crossing the San Jacinto Street City of Houston Engineering Department survey reference line and continuing in all a distance of 370.00 feet to a point;

THENCE, South 35 deg 00 min 00 sec West, 40.00 feet to a nail set at the intersection of the northwesterly right-of-way line of San Jacinto Street and the southwesterly right-of-way line at Polk Street, the most easterly corner of Block 294 and marking the POINT OF BEGINNING of the herein described tract;

THENCE, South 35 deg 00 sec 00 min West, along the northwesterly right-of-way line of San Jacinto Street, a distance of 250.00 feet to a nail set for corner at the northeasterly right-of-way line of Clay Avenue, marking the most southerly corner of Block 294;

THENCE, North 55 deg 00 min 00 sec West, along the northeasterly right-of-way line of Clay Avenue, a distance of 252.00 feet to an "x" cut set in the southeasterly right-of-way line of Fannin Street, the most westerly corner of Block 294;

THENCE, North 35 deg 00 min 00 sec East, along the southeasterly right-of-way line of Fannin Street, a distance of 250.00 feet to an "X" cut set in the southwesterly line of Polk Avenue, mark the most northerly corner of Block 294;

THENCE, South 55 deg 00 min 00 sec East, along the southwesterly line of Polk Avenue, a distance of 252.00 feet to the POINT OF BEGINNING of the herein described tract and containing 1.4463 acres (63,000 square feet) of land.

                                    EXHIBIT C

                                   WORK LETTER
                              PLANS TO BE APPROVED
                                /FINISH ALLOWANCE

      This Exhibit is attached to and a part of that certain Lease Agreement dated as of __________________, 1995 executed by and between LASALLE PARTNERS MANAGEMENT LIMITED (in its capacity as agent for Fannin Street Limited Partnership, a Delaware limited partnership) ("Landlord"), and WOLF COMMUNICATIONS COMPANY, a Texas corporation ("Tenant"). Any capitalized term not defined herein shall have the meaning assigned to it in the Lease. Landlord and Tenant agree as follows:

1. Plans.

1.1 Construction Plans. Tenant's architect shall prepare and deliver to Landlord, within fourteen (14) calendar days after execution of the Lease, construction plans (such construction plans, when approved, and all changes and amendments thereto agreed to by Landlord and Tenant in writing, are herein called the `Construction Plans") for all of Tenant's improvements in the Premises, (all improvements required by the Construction Plans are herein called "Tenant's Improvements"), including complete detail and finish drawings for partitions, doors, reflected ceiling, telephone outlets, electrical switches and outlets and building standard heating, ventilation and air conditioning equipment and controls. Within five (5) business days after Construction Plans are delivered to Landlord, Landlord shall approve (which approval shall not be unreasonably withheld) or disapprove same in writing and if disapproved, Landlord shall provide Tenant, Tenant's architect and Tenant's engineer specific reasons for disapproval. Tenant shall promptly revise and redeliver the Construction Plans for Landlord's review. The foregoing process shall continue until the Construction Plans are approved by Landlord.

1.2 Changes to Approved Plans. If any re-drawing or re-drafting of the Construction Plans is necessitated by Tenant's requested changes (all of which shall be subject to Landlord's approval), the expense of any such re-drawing or re-drafting required in connection therewith, Landlord's review of such re-drawing or re-drafting, and the expense of any work and improvements necessitated by such re-drawing or re-drafting will be charged to Tenant.

1.3 Coordination of Planners and Designers. It shall be Tenant's responsibility to cause necessary coordination of its agents' efforts with Landlord's agents to ensure that no delays are caused to either the planning or construction of the Tenant's Improvements. Tenant shall reimburse Landlord the cost incurred for Landlord's engineers to review the Construction Plans ("Construction Plans Review Fee"). The Construction Plans Review Fee shall not exceed $3,840.00.

1.4 Compliance With Disability Acts. Tenant shall cause the construction of Tenant's Improvements to be completed such that Tenant, the Premises and Tenant's Improvements (as constructed) will be in compliance with the Disability Acts. Tenant shall indemnify and hold harmless Landlord from and against, and reimburse Landlord for and with respect to, any and all claims, liabilities and expenses (including, without limitation reasonable attorneys' fees and expenses) incurred by or asserted against Landlord by reason of or in connection with any violation of the Disability Acts by Tenant and/or Tenant's Improvements or the Premises not being in compliance with the Disability Acts. The foregoing indemnity shall not include any claims or expenses arising out of the negligence or gross negligence of Landlord or Landlord's employees, agents or contractors.

2. Construction and Costs of Tenant's Improvements.

2.1 Construction Obligation and Finish Allowance. Landlord shall provide Tenant with an allowance of up to $16.00 per square foot of Agreed Rentable Area of the Premises (the "Finish Allowance"), which allowance shall be disbursed by Landlord, from time to time upon Landlord's receipt of satisfactory evidence of appropriate expenditures for payment of the contract sum required to be paid to the general contractor engaged to construct

Tenant's Improvements (the "Contract Sum"). Any unused Finish Allowance may be applied to future Tenant Improvements or refurbishments in the initial Premises or additional space leased by Tenant during the Term. Tenant acknowledges that demolition of existing improvements, addition or movement of lights, refurbishment of the ceiling system, balancing of HVAC, movement and alteration of the sprinkler system, and some secondary duct installation will be deducted from the Finish Allowance. Landlord agrees to provide Tenant, in addition to the Finish Allowance, building standard materials that include fifteen (15) building standard doors, frames and hardware and building standard lighting at a rate of one (1) fixture per eighty (80) rentable square foot leased. Tenant may additionally utilize raised flooring panels and ceiling tile from space outside of the Premises on the 7th Floor to replace panels/tiles in the Premises and may utilize all existing improvements in the Premises.

2.2 Excess Costs. If the sum of the Permitted Costs exceeds the Finish Allowance, then Tenant shall pay all such excess costs.

3. Tenant's Contractor.

      (a) Notwithstanding anything in this Exhibit C to the contrary, Tenant shall contract with Burr Computer Environments, Inc. (the "Tenant's Contractor") to construct Tenant's Improvements. Tenant's Contractor shall (and its contract shall so provide that it shall):

            (i) be capable of working in harmony with the Landlord's space planners, architects, engineers, contractors, workmen, mechanics, or other agents or independent contractors in the performance of their work ("Landlord's Agents") and shall comply with such reasonable rules and regulations as may be promulgated by Landlord;

            (ii) maintain such payment and performance bonds and insurance in force and effect as may be reasonably requested by Landlord or as required by applicable law; and

            (iii) use reasonable efforts to reach an understanding with
                  Landlord's Agents as to the conduct of their work, including but not limited to those matters relating to hoisting, Building systems, systems interfacing, clean-up, use of temporary utilities, protection of installed materials or-equipment, sanitary facilities, temporary heating, lighting and cooling and access to the Premises (it being understood that the Tenant's Contractor shall arrange with and pay to Landlord's Agents an amount, if any, negotiated by such parties in good faith, with respect to such functions and services).

      (b) Landlord's sole obligation with respect to construction of the Tenant's Improvements shall be to deliver the Premises in its as-is condition and contribute the Finish Allowance in accordance with
            Section 2 of this Exhibit C.

      (c) Tenant's Contractor shall use only subcontractors pre-approved by Landlord for all mechanical, electrical, plumbing or fire protection work within the Building. Landlord and Tenant agree that Fisk Electric shall be the electrical subcontractor.

      (d) The Construction Plans Review Fee shall be payable to Landlord in consideration of Landlord's engineers (CHP & Associates) review of Tenant's Construction Plans drawn by Tenant's engineers, and may be offset against the Finish Allowance as invoices are received by Landlord from CHP & Associates.

Prior to the Commencement Date, Tenant, Tenant's Contractor and other authorized representatives of Tenant shall have the right to enter upon the Premises for the purposes of preparing the Premises for construction and for construction of Tenant's Improvements. Landlord shall not be liable for any injury, loss or damage to any of Tenant's installations or decorations made prior to the Commencement Date and not installed by Landlord. Tenant shall indemnify and hold harmless Landlord and Landlord's Agents from and against and reimburse Landlord for and with respect to, any and all costs, expenses, claims, liabilities and causes of action arising out of or in connection with work performed in the Premises by or on behalf of Tenant. Landlord is not responsible for the function and maintenance of Tenant's Improvements which are different than Landlord's standard improvements at the Property or improvements, equipment, cabinets or fixtures not installed by Landlord. Such entry by Tenant and the Tenant's Contractor pursuant to this
Section 3 shall be deemed to be under all of the terms, covenants, provisions and conditions of the Lease except the covenant to pay Rent.

4. Delays. Delays in the completion of Construction Plans or completion of construction of Tenant's Improvements or in obtaining a certificate of occupancy, if required by the applicable governmental authority, caused by Tenant, Tenant's Contractor (hereinafter defined) or any person, firm or corporation employed by Tenant or Tenant's Contractor shall constitute "Tenant Delay". If the completion of Tenant's Improvements are affected by any Tenant Delay, then the date Substantial Completion shall be deemed to have occurred shall be the date the Premises are Substantially Complete, but moved up by one day for each day of Tenant Delay (by way of example, if the Premises would have been Substantially Complete on December 1 but for three (3) days of Tenant Delay, the date of Substantial Completion shall be deemed to have occurred on November 28). If the completion of Tenant's Improvements are affected by any delay other than Tenant Delay, then the date Substantial Completion shall be deemed to have occurred shall be the date the Premises are Substantially Complete, but moved back (i.e., extended) by one day for each day of such delay (by way of example, if the Premises would have been Substantially Complete on December 1 but for three days of delay that are not Tenant Delays, the date of Substantial Completion shall be deemed to have occurred on December 4).

5. Substantial Completion and Punch List. The terms "Substantial Completion" and "Substantially Complete," as applicable, shall mean when Tenant's Improvements are sufficiently completed in accordance with the Construction Plans so that Tenant can reasonably use the Premises for the Permitted Use (as described in Item 11 of the Basic Lease Provisions). When Landlord considers Tenant's Improvements to be Substantially Complete, Landlord will notify Tenant and within two (2) business days thereafter, Landlord's representative and Tenant's representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items as are necessary for final completion of Tenant's Improvements. Neither Landlord's representative nor Tenant's representative shall unreasonably withhold his agreement on punch list items. The Commencement Date set forth in No. 7 of the Basic Lease Provisions is calculated based on Tenant substantially completing all of Tenant's Improvements within ten (10) weeks after Landlord's approval of Construction Plans. The Commencement Date shall be adjusted commensurately with adjustments in Substantial Completion as set forth in Paragraph 4 above and shall occur on the date of Substantial Completion whether or not occurring before or after the date set forth in the Basic Lease Provisions.

6. Temporary Supply of Power. Prior to the Commencement Date and during construction of Tenant's Improvements, Landlord shall supply temporary power, HVAC, freight elevator and security during construction, at no additional charge to Tenant so long as and to the extent that Tenant's usage is reasonable.

7. Special Improvements. Tenant shall have the right to include the following improvements within Tenant's Improvements, provided the construction and installation of same are performed by contractors acceptable to Landlord:

      (a) modification of existing sprinkler system in Premises in a manner acceptable to Landlord; and

      (b) tie in by Tenant into the Building's security system in a manner acceptable to Landlord.

8. Landlord's Work. Landlord's sole obligation shall be to construct, at Landlord's expense, the Landlord's Work, as follows:

            (i) All Labor, materials, equipment, services and other items necessary to complete the multi-tenant corridor(s) and core finishes, including the elevator lobby on Level 7, in a manner consistent with the other low rise multi-tenant floors in the Building.

            (ii) All terminations and modifications necessary to existing fire alarm system to accommodate the signals from the tenant system requiring integration with the Building's system.

            (iii) Terminations made at the electrical closet, transformers, risers, conduits, feeders and switchboards necessary to furnish the Premises with electrical power as outlined in Paragraph 5.103 of this Lease.

9. Construction Representatives. Landlord's and Tenant's representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

LANDLORD'S REPRESENTATIVE:

      NAME        Al Palamara
      ADDRESS     1301 Fannin Street, Suite 2400
                  Houston, Texas 77002
                  PHONE 713-752-2900

TENANT'S REPRESENTATIVE:

      NAME        Buescher, Inc.
      ADDRESS     1100 Louisiana
                  Suite 2750
                  Houston, Texas 77002-5216
      PHONE       (713) 659-3811
      FACSIMILE   (713) 659-3846

                                    EXHIBIT D

                        ACCEPTANCE OF PREMISES MEMORANDUM

      This Acceptance of Premises Memorandum is being executed pursuant to that certain Lease Agreement (the "Lease") dated the _____ day of ____________, 1995, between LASALLE PARTNERS MANAGEMENT LIMITED (in its capacity as agent for Fannin Street Limited Partnership, a Delaware limited partnership) ("Landlord"), and WOLF COMMUNICATIONS COMPANY, a Texas corporation ("Tenant"), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain space in the office building located at 1301 Fannin in Houston, Texas (the "Building"). Landlord and Tenant hereby agree that:

1. Except for the Punch List Items (as shown on the attached Punch List), all work required under the terms of the Lease and the Work Letter attached thereto has been completed.

2. The Premises are tenantable, Landlord has no further obligation for construction, and Tenant acknowledges that the Building, the Premises and Tenant's Improvements are satisfactory in all respects, except for the Punch List Items and are suitable for the Permitted Use.

3. The Commencement Date of the Lease is the ________ day of _____________, 19__. If the date set forth in Item 7 of the Basic Lease Provisions is different than the date set forth in the preceding sentence, then Item 7 of the Basic Lease Provisions is hereby amended to be the Commencement Date set forth in the preceding sentence.

4. The Expiration Date of the Lease is the ______ day of __________, 19__. If the date set forth in Item 8 of the Basic Lease Provisions is different than the date set forth in the preceding sentence, then Item 8 of the Basic Lease Provisions is hereby amended to be the Expiration Date set forth in the preceding sentence.

5. Tenant acknowledges receipt of the current Rules and Regulations for the Building.

6. Tenant represents to Landlord that Tenant has obtained a Certificate of Occupancy covering the Premises.

7. All capitalized terms not defined herein shall have the meaning assigned to them in the Lease.


Agreed and Executed this ______ day of ___________, 19__.


                                                  LANDLORD

                                                  LASALLE PARTNERS MANAGEMENT
                                                  LIMITED, solely in its
                                                  capacity as agent for Fannin
                                                  Street Limited Partnership, a
                                                  Delaware limited partnership


                                                  By:
                                                     ---------------------------
                                                        Bret B. Bunnett,
                                                        Senior Vice President

                                                  TENANT

                                                  ------------------------------


                                                  By:
                                                     ---------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------

      (b)   All directional signs and arrows must be observed.

      (c)   The speed limit shall be five (5) miles per hour.

      (d) Parking is prohibited in areas not striped for parking, aisles, areas where "no parking" signs are posted, in cross hatched areas and in such other areas as may be designated by Landlord or Landlord's agent(s) including, but not limited to, areas designated as "Visitor Parking" or reserved spaces not rented under this Exhibit.

      (e) Every parker is required to park and lock his own car. All responsibility for damage to cars or persons or loss of personal possessions is assumed by the parker.

      (f) Spaces which are designated for small, intermediate or full-sized cars shall be so used. No intermediate or full-size cars shall be parked in parking spaces limited to compact cars.

8. Default. Failure to promptly pay the parking rent required hereunder plus all applicable taxes shall constitute a default under the Lease, and Landlord may, at its option and in addition to all other remedies provided for in the Lease, terminate Tenant's rights to use the Garage. Landlord may refuse to permit any person who violates the rules to park in the Garage and any violation of the rules shall subject the car to removal at the car owner's expense. No such refusal or removal shall create any liability on Landlord or be deemed to interfere with Tenant's right to quiet possession of the Premises.

                                    EXHIBIT F

            ------------------------------------------------------
            Amortization Period          72  Monthly/RSF   $  0.39
            Interest Rate             10.0%  Annual/RSF    $  4.68
            Principal Amount     261,074.21  RSF            12,312
            ------------------------------------------------------


------------------------------------------------------------------------------------
 Lease      Principal     Term      Monthly     Interest   Principle    Cancellation
 Month        Amount    (months)    Payment                                Payment
------------------------------------------------------------------------------------
    1       261,074.21     72       4,796.65       --       4,796.65         N/A
    2       256,277.56     71       4,796.65    2,135.65    2,661.00         N/A
    3       253,616.56     70       4,796.65    2,113.47    2,683.17         N/A
    4       250,933.33     69       4,796.65    2,091.11    2,705.53         N/A
    5       248,227.85     68       4,796.65    2,068.57    2,728.08         N/A
    6       245,499.77     67       4,796.65    2,045.83    2,750.81         N/A
    7       242,748.95     66       4,796.65    2,022.91    2,273.74         N/A
    8       239,975.21     65       4,796.65    1,999.79    2,796.85         N/A
    9       237,178.36     64       4,796.65    1,976.49    2,820.16         N/A
   10       234,358.20     63       4,796.65    1,952.99    2,843.66         N/A
   11       231,514.54     62       4,796.65    1,929.29    2,867.36         N/A
   12       228,647.18     61       4,796.65    1,905.39    2,891.25         N/A
   13       225,755.93     60       4,796.65    1,881.30    2,915.35         N/A
   14       222,840.58     59       4,796.65    1,857.00    2,939.64         N/A
   15       219,900.94     58       4,796.65    1,832.51    2,964.14         N/A
   16       216,936.80     57       4,796.65    1,807.81    2,988.84         N/A
   17       213,947.96     56       4,796.65    1,782.90    3,013.75         N/A
   18       210,934.22     55       4,796.65    1,757.79    3,038.86         N/A
   19       207,895.35     54       4,796.65    1,732.46    3,064.19         N/A
   20       204,831.17     53       4,796.65    1,706.93    3,089.72         N/A
   21       201,741.45     52       4,796.65    1,681.18    3,115.47         N/A
   22       198,625.98     51       4,796.65    1,655.22    3,141.43         N/A
   23       195,484.55     50       4,796.65    1,629.04    3,167.61         N/A
                                                                          ----------
   24       192,316.94     49       4,796.65    1,602.64    3,194.01      189,122.94(1)
                                                                          ----------
   25       189,122.94     48       4,796.65    1,576.02    3,220.62      185,902.32
   26       185,902.32     47       4,796.65    1,549.19    3,247.46      182,654.86
   27       182,654.86     46       4.796.65    1,522.12    3,274.52      179,380.33
   28       179,380.33     45       4,796.65    1,494.84    3,301.81      176,078.52
   29       176,078.52     44       4.796.65    1,467.32    3,329.33      172.749.20
   30       172,749.20     43       4,796.65    1,439.58    3,357.07      169,392.13
   31       169,392.13     42       4,796.65    1,411.60    3,385.05      166,007.08
   32       166,007.08     41       4,796.65    1,383.39    3,413.25      162,593.83

------------------------------------------------------------------------------------
 Lease      Principal     Term      Monthly     Interest   Principle    Cancellation
 Month        Amount    (months)    Payment                                Payment
------------------------------------------------------------------------------------
   33       162,593.83     40       4,796.65    1,354.95    3,441.70      159,152.13
   34       159,152.13     39       4,796.65    1,326.27    3,470.38      155,681.75
   35       155,681.75     38       4,796.65    1,297.35    3,499.30      152,182.46
                                                                          ----------
   36       152,182.46     37       4,796.65    1,268.19    3,528.46      148,654.00(2)
                                                                          ----------
   37       148,654.00     36       4,796.65    1,238.78    3,557.86      145,096.13
   38       145,096.13     35       4,796.65    1,209.13    3,587.51      141,508.62
   39       141,508.62     34       4,796.65    1,179.24    3,617.41      137,891.21
   40       137,891.21     33       4,796.65    1,149,09    3,647.55      134,243.66
   41       134,243.66     32       4,796.65    1,118.70    3,677.95      130,565.71
   42       130,565.71     31       4,796.65    1,088.05    3,708.60      126,857.11
   43       126,857.11     30       4,796.65    1,057.14    3,739.50      123,117.61
   44       123,117.61     29       4,796.65    1,025.98    3,770.67      119,346.94
   45       119,346.94     28       4,796.65      994.56    3,802.09      115,544.85
   46       115,544.85     27       4,796.65      962.87    3,833.27      111,711.08
   47       111,711.08     26       4,796.65      930.93    3,865.72      107,845.36
   48       107,845.36     25       4,796.65      898.71    3,897.93      103,947.43
   49       103,947.43     24       4,796.65      866.23    3,930.42      103,017.01
   50       100,017.01     23       4,796.65      833.48    3,963.17       96,053.84
   51        96,053.84     22       4,796.65      800.45    3,996.20       92,057.64
   52        92,057.64     21       4,796.65      767.15    4,029.50       88,028.14
   53        88,028.14     20       4,796.65      733.57    4,063.08       83,965.06
   54        83,965.06     19       4,796.65      699.71    4,096.94       79,868.12
   55        79,868.12     18       4,796.65      665.57    4,131.08       75,737.05
   56        75,737.05     17       4,796.65      631.14    4,165.50       71,571.54
   57        71,571.54     16       4,796.65      596.43    4,200.22       67,371.32
   58        67,371.32     15       4,796.65      561.43    4,235.22       63,136.11
   59        63,136.11     14       4,796.65      526.13    4,270.51       58,865.59
   60        58,865.59     13       4,796.65      490.55    4,306.10       54,559.49
   61        54,559.49     12       4,796.65      454.66    4,341.98       50,217.51
   62        50,217.51     11       4,796.65      418.48    4,378.17       45,839.34
   63        45,839.34     10       4,796.65      381.99    4,414.65       41,424.69
   64        41,424.69      9       4,796.65      345.21    4,451.44       36,973.25
   65        36,973.25      8       4,796.65      308.11    4,488.54       32,484.71
   66        32,484.71      7       4,796.65      270.71    4,525.94       27,958.27
   67        27,958.27      6       4,796.65      232.99    4,563.66       23,395.12
   68        23,395.12      5       4,796.65      194.96    4,601.69       18,793.43
   69        18,793.43      4       4,796.65      156.61    4,640.03       14,153.40
   70        14,153.40      3       4,796.65      117.94    4,678.70        9,474.70
   71         9,474.70      2       4,796.65       78.96    4,717.69        4,757.00
   72         4,757.00      1       4,796.65       39.64    4,757.00           (0.00)

--------------------------------------------------------------------------------
(1) Cancellation Payment for Termination Date effective at the end of the 24th month per Section 13.701.

(2) Cancellation Payment for Termination Date effective at the end of the 36th month per Section 13.701.

                                    EXHIBIT G

                       EXCLUSIONS FROM OPERATING EXPENSES

      (1) Costs of repairs, replacements or other work occasioned by fire, windstorm or other casualty, or the exercise by governmental authorities of the right of eminent domain, to the extent reimbursed by insurance or condemnation proceeds.

      (2) Leasing commissions, attorney's fees, costs, disbursements and other expenses incurred by Landlord or its agents in connection with negotiations for leases with tenants, other occupants or prospective tenants or other occupants of the Building, and similar costs incurred in connection with disputes with and/or enforcement of any leases with tenants, other occupants, or prospective tenants or other occupants of the Building.

      (3) "Tenant allowances", "tenant concessions", workletters, and other costs or expenses (including permit, license and inspection fees) incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space leased to tenants or other occupants of the Building, or vacant, leasable space in the Building (in either instance, excepting Common Areas), including space planning/interior design fees for same.

      (4) Depreciation and other "non-cash" expense items or amortization, except for amortization charges as provided for in Section 2.202(d) above.

      (5) Costs of a capital nature, except as provided for in Section 2202(d) above, including, but not limited to, capital additions, capital improvements, capital alterations, capital replacements, capital equipment and capital tools, and/or capital redesign, all in accordance with generally accepted accounting principles, consistently applied.

      (6) Costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Building and which are not available to Tenant without specific charge therefor, but which are provided to another tenant or occupant of the Building, whether or not such other tenant or occupant is specifically charged therefor by Landlord.

      (7) Services, items and benefits for which Tenant or any other tenant or occupant of the Building specifically reimburses Landlord (other than through its percentage share of Operating Expenses) or for which Tenant or any other tenant or occupant of the Building wholly pays third persons.

      (8) Penalties or interest charged for (i) failure to pay equipment lease payments, ad valorem taxes and/or special assessments before they became delinquent or (ii) failure to promptly comply with laws related to the Building, but, in either case, only if said penalties or interest were not caused by Tenant.

      (9) Costs directly resulting from the gross negligence or willful misconduct of Landlord, its employees, agents and/or contractors.

      (10) Payments in respect of overhead and/or profit to any Affiliate (hereinafter defined) of Landlord, as a result of a non-competitive selection process for services (other than the management fee) on or to the Building and/or the Land, or for goods, supplies or other materials, to the extent that the costs of such services, goods, supplies and/or materials exceed the costs that would have been paid had the services, goods, supplies or materials been provided by parties unaffiliated with Landlord, of at least equal skill, competence and experience.

      (11) Payments of principal, finance charges or interest on debt or amortization on any mortgage, deed of trust or other debt, and rental payments (or increases in same) under any ground or underlying lease or leases (except to the extent the same may be made to pay or reimburse, or may be measured by, real estate taxes or insurance premiums).

      (12) Real estate taxes allocable to the leasehold improvements of other tenants in the Building, to the extent separately assessed by the taxing authorities.

      (13) Costs associated with the operation of the entity which constitutes Landlord, as distinguished from Landlord's operation of the Building, such as general overhead and general administrative expenses (individual, partnership or corporate, as the case may be), which costs would not be chargeable to operating expenses of the Building in accordance with generally accepted accounting principles, consistently applied.

      (14) Compensation paid to clerks, attendants or other persons in commercial concessions (such as a snack bar, restaurant or newsstand), if any, operated by Landlord or any subsidiary or Affiliate of Landlord.

      (15) Rentals and other related expenses, if any, incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment which is used in providing janitorial services and which is not affixed to the Building, and except as would be permitted under Section 2.02(d).

      (16) Costs incurred in installing, operating, maintaining and owning any specialty items or services not normally installed, operated and maintained in buildings comparable to the Building and not necessary for Landlord's operation, repair and maintenance of, and the providing of required services for, the Building and/or any associated parking facilities, such as for example, an observatory, broadcasting facilities (other than the Building's music system, and life support and security systems), luncheon club, athletic or recreational club or helipad.

      (17)  Advertising and promotional expenses.

      (18) Costs in connection with the ownership, operation and maintenance of any off-site garage facilities associated with the Building, and costs in connection with the operation and maintenance of any parking facilities in the basement of the Building, in both cases only to the extent offset by operating revenues from such facilities.

      (19) Costs or expenses for sculpture, paintings or other works of art, including costs incurred with respect to the purchase, ownership, leasing, showing, and promotion of same, but not including the costs of cleaning same.

      (20) Costs for which Landlord is compensated through or reimbursed by insurance.

      (21) Except as may be permitted under Section 2.02(d) above, costs of correcting or repairing defects in the Building and/or any associated parking facilities, and/or equipment or the replacement of defective equipment, to the extent such costs are covered by warranties of manufacturers, suppliers or contractors, or are otherwise borne by parties other than Landlord.

      (22) Contributions to reserve accounts designed to pay for Operating Expenses attributable to periods subsequent to the calendar year for which Operating Expenses are being determined;

      (23)  Contributions to charitable organizations.

      (24) Costs incurred in removing the property of former tenants and/or other occupants of the Building.

      (25) Consulting costs and expense incurred by Landlord, except to the extent same relate to the improved management or operation of the Building.

      (26) The costs of any "tap fees" or one-time lump sum sewer or water connection fees for the Building.

      (27) Costs or fees relating to the defense of Landlord's title to or interest in the Building and/or the Land, or any part thereof.

      (28) Compensation in the form of wages, salaries and such other compensation and benefits, as well as any adjustments thereto, for all executive employees and personnel of Landlord above the level of the on-premises manager of the Building.

      (29) An equitable allocation of the wages, salaries and other compensation and benefits of Landlord's employees and personnel who work on other projects, including, without limitation, those being periodically developed, managed and/or operated by Landlord, in addition to the Building and/or the Land, based on the extent to which such parties are performing services other than for- the Property.

      (30) Federal, state, county, or municipal taxes on income, death taxes, excess profit taxes, franchise taxes, or any taxes imposed or measured on or by the income, gross receipts or revenue of Landlord from the operation of the Building or imposed in connection with or as a result of any change in the ownership of the Building and/or the Land, except to the extent any of the foregoing are due in lieu of ad valorem or real estate taxes or assessments.

      (31) Taxes on Tenant's personal property and on the value of the leasehold improvements in the Premises to the extent that the same exceed "building standard" (as to quality but not quantity), provided the amount of tax attributable thereto is expressly stated and allocated by the respective taxing authority in its tax statement to Landlord and is paid by Tenant.

      (32) Any other expense which, under generally accepted accounting principles, consistently applied, would not be considered to be a normal maintenance or operating expense of the Property.

The term "Affiliate" shall mean and refer to any person or entity controlling, controlled by, or under common control with another such person or entity. "Control", as used herein, shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled person or entity; the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, at least fifty-one percent (51%) of the voting interest in, any person or entity shall be presumed to constitute such control.

Landlord shall maintain complete and accurate records of all costs, expenses and disbursements which shall be paid or incurred by Landlord, its employees, agents and/or contractors, with respect to Operating Expenses, and Tenant, at its sole cost and expense, and/or its authorized representatives, shall have the right to inspect and/or audit Landlord's books and records relating solely to the calculation of Operating Expenses under this Lease for the immediately prior year for which additional rental payments shall become due by providing written notice to Landlord within the period required by Section 2.203 hereof, any such inspection and/or audit to be conducted at Landlord's office during normal business hours; provided, however, Landlord agrees to reimburse Tenant for the reasonable cost of any such inspection and/or audit conducted by or for it in the event said inspection and/or audit shall prove that the operating expenses for the period of time covered by such inspection and/or audit shall have been overstated by five percent (5%) or more. Such audit may only be conducted by a nationally recognized accounting firm reasonably acceptable to Landlord, and shall be performed so as not to disturb Landlord's operations at the Building.

                                    EXHIBIT H

                              CLEANING FREQUENCIES

Cleaning and janitorial services to be furnished shall include, but are not limited to the following: GENERAL CLEANING will be performed nightly, Sunday through Thursday, five (5) days per week, fifty-two (52) weeks per year. SPECIFIC CLEANING will be performed according to the times and frequencies listed below. Elevator and Public Area Shampooing, as well as Lobby Refinishing/Resurfacing should be performed on Sunday when possible, to allow maximum drying time with minimum traffic. COMPUTER AREAS will be cleaned five
(5) days each week.

A.    GENERAL CLEANING - NIGHTLY

      1.    All carpeting will be vacuumed and spot cleaned as needed.

      2. All trash receptacles will be emptied and trash removed to a designated trash area.

      3. All horizontal surfaces of desks, enclosures, and horizontal surfaces of all other furniture, files, woodwork, etc., shall be damp dusted with clean or treated cloth.

      4. All desk accessories will be dusted and returned to their proper place.

      5. Drinking fountains will be cleaned and disinfected, and all exposed metal shall be polished and kept free of foreign matter.

      6. All hard surfaces including doors, walls, floors, ceramic tile, etc., will be wiped or mopped clean where liquid and other foreign materials have been spilled on the surface.

      7. All interior doors and partition panels will be cleaned to remove smudge marks, fingerprints and dust.

      8. All glass doors, glass panels (including bright metal finishes and handrails) will be cleaned, rubbed and polished. Partition glass will be spot cleaned to remove smudges and fingerprints.

      9. Cleaning personnel will work behind locked doors when possible, and will close and lock all doors when cleaning is complete. All lights are to be turned off in unoccupied tenant spaces immediately upon arrival and after completion of work.

      10. Dock/delivery areas will be policed to maintain a clean appearance, hosed down weekly, and scrubbed as necessary.

B.    FIRST FLOOR LOBBY

      1. All granite areas will be swept, damp mopped and buffed nightly, stripped and refinished quarterly.

      2. Outside Entrances - All pavers and dock area will be policed daily, scrubbed and hosed down weekly.

C.    DAILY RESTROOM CLEANING

      1. All restroom fixtures including lavatories, toilet bowls and urinals, will be scoured and disinfected and kept free of scale at all times. All bright metal accessories, including hardware on plumbing fixture, partitions and dispensing accessories shall be cleaned and polished.

      2. Sanitary napkin receptacles will be emptied, cleaned and disinfected. All other receptacles will be emptied and damp dusted on the inside.

      3.    Soap, towel and tissue dispensers will be filled nightly.

      4.    All mirrors will be cleaned and polished clear.

      5. Restroom walls and partitions will be kept free of spots, smudges and foreign matter.

      6. Restroom floors will be cleaned and mopping and rinsing with a disinfecting mopping solution.

D.    WEEKLY GENERAL AND RESTROOM CLEANING

      1. All vertical surfaces of desks, files and other furniture will be damp dusted with clean or treated cloth.

      2.    All air supply and return grills will be thoroughly cleaned.

      3. All restroom partitions will be washed with disinfecting solution and a light coat of polish applied.

      4. A minimum of two (2) gallons of fresh, clean water will be poured into each restroom floor-drain twice weekly.

E.    PERIODIC GENERAL CLEANING

      1. Paneled walls will be dusted with a clean or treated cloth once each month.

      2. All ceiling recessed light fixture exteriors will be dusted quarterly.

      3.    Draperies will be vacuumed quarterly.

      4.    All upholstery will be spot cleaned as needed or requested.

      5. All flocked wall coverings in common areas of building will be vacuumed monthly, and as necessary during any interior construction or remodeling.

      6. All vinyl wall coverings in common areas of building will be dusted monthly and as necessary during any interior construction or remodeling. Care shall be used in spot cleaning vinyl coverings.

F.    ELEVATOR CLEANING

      1. Tiled floors will be swept and spray buffed nightly, scrubbed and re-coated weekly. Strip and refinish quarterly.

      2. Carpet floors will be vacuumed and spot cleaned nightly, and shampooed weekly.

      3. Exterior and interior doors and trim will be dusted nightly and polished monthly.

      4.    Cabs will be dusted nightly.

      5.    Control and dispatch panels will be dusted and polished nightly.

      6.    Elevator thresholds will be cleaned and polished nightly.

G.    ESCALATORS

      1.    Clean and polish treads nightly.

      2.    Clean traveling handrails nightly.

      3.    Wipe and polish all side panels nightly.

      4.    Remove gum or other stains, etc., nightly.

      5.    Clean plastic or glass section nightly.

H.    FLOOR CLEANING

      1.    Hard Surfaces - V.A. Tile, Etc.

            a. Public Areas - Sweep, wet mop and spray buff twice weekly, scrub and refinish monthly, strip and refinish semi-annually.

            b. Tenant Areas - Dust mop and damp mop nightly, spray buff weekly, scrub and refinish monthly, strip and refinish annually.

            c. Restroom Floors - Strip and reseal monthly. Keep grout clean at all times.

            d.    Scrub and polish door thresholds daily.

      2.    Concrete Floors and Janitorial Closets

            a.    Dust mop nightly, damp mop weekly, scrub and seal quarterly.

            b. Police building stairwells nightly, dust mop nightly, damp mop weekly, scrub and seal quarterly.

I.    CARPET CARE

      1.    Thorough vacuuming.

      2.    Correct spot removal.

      3.    Elevator lobbies and public corridors will be pile lifted weekly.

      4.    Anti-static electricity treatment.

      5. Shampooing will be dictated largely by population or traffic patterns in the public areas. The elevator lobbies and corridors will require more frequent shampooing. Extraction method shall be used for all areas. All carpeting shall be kept free of dirt, spots and all unsightly conditions that can be removed by spot cleaning and normal vacuuming.

J.    COMPUTER AREA CLEANING

      CARPETS

      1.    Cleaned and shampooed by Bonnet Method shampooing.

      2.    Spot cleaning will be performed by the Bonnet Method.

      3.    Anti-static treatment will be applied as requested.

K.    GARAGE - FIVE (5) LEVELS PLUS GROUND LEVEL

      1. Light fixtures in all elevator vestibules will be dusted as necessary, but no less than one (1) time each week.

      2. All tiled areas will be swept, damp mopped and spray buffed nightly, scrub and refinish monthly, strip and refinish semi-annually.

The outlined specifications for work tasks and frequencies of such tasks listed herein are intended as a framework for the cleaning operation of a first class office building. Additional work will often be required and since it will usually be minor in scope, it is intended that the vast majority of such extra or additional work can and will be absorbed within the cleaning and maintenance operation. When unscheduled work of a major proportion is required and requested of the Contractor, the cost of such will be negotiated to provide a fair and equitable arrangement for both parties.

                                     RIDER I

                                 RENEWAL OPTION
                               SINGLE RENEWAL TERM

      This Rider is attached to and a part of that certain Lease Agreement dated as of _____________________, 1995, executed by and between LASALLE PARTNERS MANAGEMENT LIMITED (in its capacity as agent for Fannin Street Limited Partnership, a Delaware limited partnership) ("Landlord"), and WOLF COMMUNICATIONS COMPANY, a Texas corporation ("Tenant"). Any capitalized term not defined herein shall have the meaning assigned to it in the Lease. Landlord and Tenant agree as follows:

1. If, and only if, on the Expiration Date and the date Tenant notifies Landlord of its renewal of the term of this Lease (as provided below), (i) Tenant is not in default under this Lease, (ii) Tenant then occupies, and the Premises then consist of, at least all the original Premises and (iii) this Lease is in full force and effect, then Tenant (or any approved Assignee, but not any subtenant of Tenant) shall have and may exercise an option to renew this Lease for a contiguous portion of the Premises equal to or exceeding 12,312 square feet (the "Renewal Space") for one (1) additional term of five (5) years (the "Renewal Term") upon the sane terms and conditions contained in this Lease with the exceptions that (x) this Lease shall not be further available for renewal and (y) the rental for the Renewal Term shall be the "Market Rental Rate", but in no event will the Base Annual Rent for the Renewal Term be less than the Base Annual Rent for the last twelve (12) calendar months of the initial term of the Lease. If Tenant renews for less than all of the Premises, then the configuration of the Renewal Space and the portion of the Premises not renewed must be reasonably acceptable to Landlord.

2. The Market Rental Rate is hereby defined to mean the then prevailing fair market rental rate in the Building determined on a "gross" lease basis as of the exercise of the respective provision by Tenant, which a willing tenant would pay and a willing landlord would accept for space of comparable size and condition, taking into consideration all relevant factors, including the following:

      (1) use, location, size and/or floor level(s) of the space in question, including view, elevator lobby exposure, etc.;

      (2)   tenant improvement or refurbishment allowance to be provided;

      (3) abatement (including with respect to base rental, operating expenses and real estate taxes, and parking charges);

      (4)   inclusion of parking charges in rental (or abatement thereof);

      (5)   lease takeovers/assumption;

      (6)   relocation/moving allowance;

      (7)   space planning/interior architecture/engineering allowance(s);

      (8)   refurbishment and repainting allowances;

      (9)   club membership;

      (10)  any other concessions or inducements;

      (11) extent of services provided or to be provided (including overtime cooling and heating, plus hourly charges therefor);


                                   Rider 1-i

      (12)  distinction between "gross" and "net" lease

      (13) base year or dollar amount for escalation purposes (both operating expenses and real estate taxes);

      (14)  any other adjustments (including by way of indexes) to base rental;

      (15)  credit standing and financial stature of the tenant;

      (16)  term of length of lease;

      (17) the time the particular rental rate under consideration is to become effective.

      Landlord will take into consideration the tenant inducements offered in the transactions considered by Landlord in determining the Market Rental Rate.

3. If Tenant desires to renew this Lease, Tenant must notify Landlord in writing of its intention to renew on or before the date which is at least nine (9) months but no more than twelve (12) months prior to the Expiration Date. If Tenant timely notifies Landlord of Tenant's exercise of its right to renew, this Lease shall be extended as provided herein and Landlord and Tenant shall enter into an amendment to this Lease to reflect the extension of the term and changes in Rent in accordance with this Rider. If Tenant fails to timely notify Landlord in writing of Tenant's exercise of its right to renew, this Lease shall end on the Expiration Date and Landlord shall have no further obligations or liability hereunder.

4. The Renewal Space shall be delivered to Tenant in an "as is", broom-clean condition. Landlord will, however, provide Tenant with a refurbishment allowance in an amount not to exceed $5.00 per square foot of Rentable Area within the Renewal Space. Such finish allowance shall be used to refurbish improvements in the Renewal Space in accordance with plans approved by Landlord. The refurbishment allowance shall be taken into consideration in determining the Market Rental Rate for the renewal. Any unused allowance shall, at Tenant's option, be applied to future leasehold improvements or refurbishments in the Renewal Space.


                                   Rider 1-ii

                                     RIDER 2

                                EXPANSION OPTION

      This Rider is attached to and a part of that certain Lease Agreement dated as of __________________, 1995, executed by and between LASALLE PARTNERS MANAGEMENT LIMITED (in its capacity as agent for Fannin Street Limited Partnership, a Delaware limited partnership) ("Landlord"), and WOLF COMMUNICATIONS COMPANY, a Texas corporation ("Tenant"). Any capitalized term not defined herein shall have the meaning assigned to it in the Lease. Landlord and Tenant agree as follows:

A. Subject to the remaining provisions of this Rider, Tenant shall have the option and right (the "Expansion Option") during the first eighteen (18) months following the Commencement Date, and provided that Tenant shall deliver, six (6) months prior written notice of the exercise of the option and right, to lease from Landlord all, but not less than all, of the area of the Building more particularly described on Schedule A attached hereto (the "Expansion Space"). The agreed rentable area of the Expansion Space is 5,500 square feet, irrespective of whether the same should be more or less as a result of minor variations resulting from actual construction of improvements therein.

B. Expansion Space shall be delivered to Tenant (i) in an "as is" condition, except for latent defects reported to Landlord within one hundred eighty
      (180) days after delivery, and (ii) within one hundred eighty (180) days after Landlord's receipt of the expansion notice from Tenant. The Expansion Space will become part of the Premises and be leased to Tenant on the same terms as the initial Premises, including Landlord's obligations to furnish Tenant with the same finish allowance and concessions as provided for the initial Premises, reduced, however, as necessary to permit Landlord to fully amortize on a straight line basis using a 10% interest factor the finish allowance and concessions over the balance of the Term (not including renewal terms). Such finish allowance shall be used to refurbish and/or construct improvements in the Expansion Space. Within fifteen (15) days after delivering to Landlord the Expansion Notice, Landlord and Tenant shall enter into a work letter in substantially the form of Exhibit C attached to the Lease (including a reasonable Construction Plans Review Fee), it being understood, however, that such form shall be modified to reflect appropriate dates, and such other changes as are necessary to reflect the agreement of the parties.

C. Basic Annual Rent for the Expansion Space will be equal to the product of the Agreed Rentable Area per square foot rent applicable to the Premises (at the time such Basic Annual Rent is calculated) under Item 3 of the Basic Lease Provisions, multiplied by the agreed rentable area of the Expansion Space. Basic Monthly Rent for the Expansion Space will be equal to one-twelfth (1/12th) of the Basic Annual Rent for the Expansion Space. Basic Annual Rent and Additional Rent for the Expansion Space shall commence on the earlier to occur of (i) the earlier of Substantial Completion or ten weeks after Landlord's delivery of the Expansion Space to Tenant for construction of improvements (subject to extension for-Force Majeure and subject to Landlord's not unreasonably delaying its approval of Construction Plans, as provided in the Expansion Space work letter) and (ii) the date that Tenant commences use of the applicable Expansion Space. Upon such rent commencement date. (w) the Agreed Rentable Area of the Premises shall be deemed increased by the agreed rentable area for the Expansion Space, (x) the Basic Annual Rent for the Premises shall be deemed increased by an amount equal to the Basic Annual Rent for the Expansion Space, (y) Basic Monthly Rent for the Premises shall be deemed increased to an amount equal to one twelfth (1/12th) of the Basic Annual Rent for the Premises (as increased) and (z) Additional Rent for the Premises shall be recalculated on the basis of the increased Agreed Rentable Area of the Premises.

D. At such time as Basic Annual Rent commences with respect to any Expansion Space, Landlord and Tenant will enter into an amendment to this Lease accurately reflecting the addition of the Expansion Space to the Premises,
      (ii) the increase in the Basic Annual Rent and Additional Rent payable under this Lease, (iii) the increase in Tenant's Pro Rata Share Percentage and (iv) such other amendments as are necessary.


                                    Rider 2-i

E. Landlord and Tenant shall promptly execute an Acceptance of Premises Memorandum in substantially the form of Exhibit D attached to the Lease. If Tenant occupies the Expansion Space without executing the Acceptance of Premises Memorandum, Tenant shall be deemed to have accepted the Expansion Space for all purposes.

F. Notwithstanding any provision or inference in this Rider to the contrary, the Expansion Option shall expire and be of no further force or effect on the earlier of (i) the expiration or earlier termination of the initial term of this Lease, (ii) a default by Tenant under this Lease beyond any applicable grace period or (iii) the eighteen month anniversary of the Commencement Date. In the event Tenant has not exercised the Expansion Option on or before the eighteen (18) month anniversary of the Commencement Date, the Expansion Space shall revert to being controlled by the Right of Opportunity and Offer set forth in Rider 3.


                                   Rider 2-ii

                                   SCHEDULE A

                                [GRAPHIC OMITTED]

                                     RIDER 3

                  TENANT'S RIGHT OF OPPORTUNITY AND FIRST OFFER

      This Rider is attached to and a part of that certain Lease Agreement dated as of _____________, 1995, executed by and between LASALLE PARTNERS MANAGEMENT LIMITED (in its capacity as agent for Fannin Street Limited Partnership, a Delaware limited partnership), and WOLF COMMUNICATIONS COMPANY, a Texas corporation ("Tenant"). Any capitalized term not defined herein shall have the meaning assigned to it in the Lease. Landlord and Tenant agree as follows:

A. Prior to leasing to a third party any of the area described on Schedule A attached to this Rider (the "Opportunity Expansion Space"), Landlord shall deliver to Tenant a written statement ("Statement") setting forth that the entire Opportunity Expansion Space, or named portion thereof, is or will be available for direct lease and, in the case of space for which Landlord has received an offer to lease from a bona ride prospective tenant (a "Third Party Offer"), the name of such tenant. A prospective tenant shall be considered bona fide when such prospective tenant has delivered to Landlord a counter-proposal to lease the space, at which time Landlord shall provide Tenant with the amount of space and the term (including renewal terms) contained within the offer. Tenant shall have ten (10) business days after receipt of the Statement in the case of a Third Parry Offer, or twenty (20) business days otherwise, within which to notify Landlord in writing that it desires to lease the entire applicable Opportunity Expansion Space set forth in the Statement (each such written notice is herein referred to as a "Notice"). Failure by Tenant to notify Landlord within such applicable period shall be deemed an election by Tenant not to lease the applicable Opportunity Expansion Space and Landlord shall have the right to lease such space. If Landlord does not lease such Opportunity Expansion Space within the later of (x) one hundred twenty (120) days after Landlord's receipt of Tenant's Notice or (y) termination of continuous good faith negotiations with the prospective tenant, then Landlord will again comply with the provisions of this Rider prior to leasing such space to any other third party. Tenant may at any time during the Term express interest in any space which is available in the Opportunity Expansion Space, and Landlord shall provide a Statement to Tenant covering such space. If and when Tenant leases all Opportunity Expansion Space (including any Expansion Space which may then be subject to this Rider 3), Tenant's rights hereunder shall be extended to all space on the 7th floor of the Building which is or may become available for lease, subject to (a) prior rights of other tenants in the Building and
      (b) renewals by tenants actually occupying space on the 7th floor whether or not such renewals are set forth in their leases.

B. If Tenant exercises a right to take any Opportunity Expansion Space prior to the eighteen (18) month anniversary of the Commencement Date, then such Opportunity Expansion Space shall be provided upon the same terms as the initial Premises, including Landlord's obligation to furnish the same finish allowance and concessions as provided for the initial Premises, reduced, however, as necessary to permit Landlord to fully amortize on a straight line basis using a 10% interest factor the finish allowance and concessions over the balance of the Term (not including any renewal term). Thereafter, the Opportunity Expansion Space shall be leased to Tenant upon all terms and conditions of this Lease with the following exceptions: (i) all Opportunity Expansion Space shall be delivered to Tenant in "as is" condition, except for latent defects reported to Landlord within one hundred eighty (180) days after delivery; (ii) Basic Annual Rent for the Opportunity Expansion Space will be the Market Rental Rate determined as set forth in Rider 1; (iii) the Basic Monthly Rent for the agreed rentable area of the Opportunity Expansion Space will be equal to one-twelfth (1/12th) of the Basic Annual Rent for the Opportunity Expansion Space;
      (iv) the Opportunity Expansion Space will be improved in accordance with paragraph D of this Rider; (v) Tenant shall not be entitled to any allowances or inducements with respect to the applicable Opportunity Expansion Space; and (vi) Basic Annual Rent and Additional Rent with respect to the applicable Opportunity Expansion Space shall commence on the earlier to Occur of (x) the date that Tenant commences use of the applicable Opportunity Expansion Space for any purpose or (y) the earlier of Substantial Completion or ten (10) weeks from the date Landlord delivers the Opportunity Expansion Space to Tenant for construction of leasehold improvements (subject to extension for Force Majeure and Landlord not unreasonably delaying its consent


                                    Rider 3-i
      to the Construction Plans, as provided in the Opportunity Expansion Space work letter). Upon such rent commencement date, (1) the Agreed Rentable Area of the Premises shall be deemed increased by the agreed rentable area of the Opportunity Expansion Space, (2) Basic Annual Rent for the Premises shall be deemed increased by an amount equal to the Basic Annual Rent for the Opportunity Expansion Space, (3) Basic Monthly Rent for the Premises shall be deemed increased to an amount equal to one twelfth (1/12th) of the Basic Annual Rent for the increased Premises and (4) Additional Rent for the Premises shall be recalculated on the basis of the increased Agreed Rentable Area of the Premises.

C. The failure of Tenant to exercise its rights to take Opportunity Expansion Space in any given instance shall not prejudice its right to exercise its rights to lease with respect to any other space or the same space after the appropriate period, should all or any part of such space again become available for direct lease or should Landlord again have a bona fide, prospective tenant for such space.

D. Within fifteen (15) days after Landlord's receipt of a Notice, Tenant and Landlord will enter into a work letter substantially in the form of Exhibit C attached to the Lease (including a reasonable Construction Plans Review Fee), provided that such form shall be amended to (i) set forth appropriate dates, (ii) amend the finish allowance to be an amount calculated in accordance with the other provision of this Rider 3 and
      (iii) provide for such other matters as are necessary to reflect the agreements of the parties with respect to the finish out of the applicable Opportunity Expansion Space. Pursuant to the work letter, Tenant shall construct or cause to be constructed improvements in the applicable Opportunity Expansion Space in substantial accordance with construction plans agreed to by Landlord and Tenant.

E. Landlord and Tenant shall promptly upon request of Landlord execute an Acceptance of Premises Memorandum in substantially the form of Exhibit D attached to the Lease. If Tenant occupies any Opportunity Expansion Space without executing the Acceptance of Premises Memorandum, Tenant shall be deemed to have accepted such Opportunity Expansion Space for all purposes.

F. Within fifteen (15) days after Landlord's receipt of a Notice, Landlord and Tenant will enter into an amendment to this Lease accurately reflecting (i) the addition of the applicable Opportunity Expansion Space to the Premises, (ii) the increase in Basic Annual Rent and Additional Rent payable under this Lease, (iii) the increase in Tenant's Pro Rata Share Percentage and (iv) such other amendments as are necessary.

G. Notwithstanding any other provision or inference herein to the contrary, Tenant's rights and Landlord's obligations under this Rider shall expire and be of no further force or effect on the expiration or earlier termination of the initial term of this Lease, or during the continuation of a default by Tenant under this Lease.


                                   Rider 3-ii

                                   SCHEDULE A

                                [GRAPHIC OMITTED]

                                     RIDER 4

                              RULES AND REGULATIONS

      This Rider is attached to and a part of that certain Lease Agreement dated as of ___________________________, 199__, executed by and between LASALLE
PARTNERS MANAGEMENT LIMITED (in its capacity as agent for Fannin Street Limited Partnership, a Delaware limited partnership) ("Landlord"), and WOLF COMMUNICATIONS COMPANY, a Texas corporation ("Tenant"). Any capitalized term not defined herein shall have the meaning assigned to it in the Lease. Landlord and Tenant agree as follows:

Subject to the Lease, the following rules, regulations and standards shall be observed by Tenant:

1. Except as expressly, permitted in the Lease, Tenant shall not use the Premises, the Building or any other part of the Property to sell any items or services at retail price or cost to the general public without prior written approval of Landlord. The sale of services for stenography, typewriting, blueprinting, duplicating and similar businesses shall not be conducted from or within the Premises, the Building or any other part of the Property for the service or accommodation of occupants of the Building or users of any other part of the Property without the prior written consent of Landlord. Tenant shall not conduct any auction on the Premises or any other part of the Property nor store goods, wares or merchandise on the Premises (except for Tenant's own personal use) or any other part of the Property.

2. Sidewalks, halls, doorways, vestibules, passageways, stairwells and other similar areas shall not be obstructed or used by Tenant for a purpose other than normal ingress and egress to and from the Premises and Building.

3. Fire arms, weapons, flammable, explosive or other hazardous liquids and materials shall not be brought on the Premises or into the Building or on the Property without the prior written consent of Landlord.

4. Except as expressly permitted in the Lease, Tenant shall not make any alterations or improvements to the Premises without the prior written consent of Landlord. All improvements and the methods of installing and constructing such improvements must be approved in writing by Landlord prior to commencement of installation and/or construction. Should Tenant require telegraphic, telephonic, annunciator or other communication service, Landlord will direct the electrician as to where and how wires are to be introduced and placed, and none shall be introduced or placed except as Landlord shall direct. All contractors and technicians performing work for Tenant within the Building shall be referred to Landlord for approval by Landlord before performing any work, such approval not to be unreasonably withheld, conditioned or delayed.

5. Movement into or out of the Building of freight, furniture, or office equipment for dispatch or receipt by or on behalf of Tenant that requires movement through public corridors or lobbies or entrances to the Building shall be limited to the use of service elevators only and shall be done at hours and in a manner approved in writing by Landlord for such purposes from time to time. Only licensed commercial movers or Tenant's employees shall be used for the purpose of moving freight, furniture or office equipment to and from the Premises and Building. All hand trucks shall be equipped with rubber tires and rubber side guards. Tenant shall be responsible for all damage to the Building inflicted by Tenant's agents and employees in moving equipment or furniture into or out of the Building.

6. Requests by Tenant for building services, maintenance or repair may be made by telephone or in writing to the office of the Building manager.

7. Tenant shall not change locks or install additional locks on doors without the prior written consent of Landlord, Tenant shall not make or cause to be made duplicates of keys procured from Landlord. All keys to the Premises, and combinations to vaults shall be surrendered to Landlord upon termination of tenancy. Landlord will furnish Tenant, free of charge, two (2) keys for each corridor door entering the Leased Premises. Additional keys


                                    Rider 4-i
will be furnished by the Landlord at a reasonable charge to the Tenant when requested in writing by the Tenant. All such keys shall remain the property of the Landlord.

8. Tenant shall give prompt notice to the office of the Building manager of any damage to or defects in plumbing, electrical fixtures or heating and cooling equipment. Liquids, or other materials or substances which may cause injury to the plumbing, shall not be put into the lavatories, water closets or other plumbing fixtures by Tenant, its agents, employees or invitees, and damages resulting to such fixtures or appliances from misuse by Tenant or Tenant's agents, employees or invitees shall be paid by Tenant, and Landlord shall not in any case by liable therefor. The water closets and other water fixtures shall not be used for any purpose other than those for which there were constructed and any damage resulting to them from misuse by Tenant shall be borne by the Tenant. Tenant shall not waste water by interfering with the faucets or otherwise.

9. Except as expressly permitted in the Lease, no food shall be prepared in or distributed from the Premises without the prior written approval of the Building manager. Vending machines or dispensing machines of any kind will not be placed in the Premises by Tenant unless prior written approval has been obtained from Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

10. Landlord shall have the power to prescribe the weight and position of safes, filing cabinets or other heavy equipment which may overstress any portion of the floor. Any damage done to the Building by the improper placement of heavy items which overstress the floor will be repaired at the sole expense of Tenant. Tenant shall notify the Building manager when safes or other heavy equipment are taken in or out of the Building, and the moving shall be done under the supervision of the Building manager, after prior written approval from Landlord, which approval shall not be unreasonably withheld, conditioned or delayed,

11. Trash shall not be swept or thrown into the corridors, halls, elevator shafts or stairways. Trash shall only be disposed of in appropriate receptacles.

12. Tenant, its employees, or agents, or anyone else who desires to enter the Building after normal working hours, will be required to identify themselves and to sign in upon entry and sign out upon leaving, giving their location during their stay and their time of arrival and departure. The Building will normally be open for business from 7:00 a.m. until 6:00 p.m. Monday through Friday and 8:00 a.m. until 1:00 p.m. on Saturdays, the following holidays excepted: January 1st (New Year's Day); Last Monday in May (Memorial Day); July 4th (Independence
Day); First Monday in September (Labor Day); Fourth Thursday in November (Thanksgiving Day); December 25th (Christmas Day) and any other day on which tenants in other First Class Office Buildings are generally closed.

13. Tenant shall not install any solar screen material, window shades, blinds, drapes, awnings, window ventilators, or other similar equipment and any window treatment of any kind whatsoever, without Landlord's prior written consent. Landlord will control all signage visible from the exterior of the Building or Common Areas.

14. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant, its employees or agents, on, about or from any part of the Premises or any other part of the Property without the prior written consent of Landlord. Landlord will provide and maintain a directory in the Building and no other directory shall be permitted.

15. Tenant shall not permit any improper, objectionable or unpleasant noises or odors to be emitted from the Premises.

16. Tenant shall keep all corridor doors, when not in use, closed.

17. Tenant shall at no time use, or permit the use of, the Premises or any portion thereof as sleeping or lodging quarters.

18. Tenant shall not sell lottery tickets or conduct any other form of gambling from or within the Premises or any other part of the Property.


                                   Rider 4-ii

19. Except for seeing eye dogs assisting the disabled, Tenant shall not keep any animals or birds in or about the Premises or the Building.

20. Tenant shall comply with parking rules and regulations as may be posted and distributed from time to time.

21. Landlord will not be responsible for personal property, equipment, money or jewelry lost or stolen from the Premises.

22. Without in any way limiting any rights retained by Landlord under the Lease, Landlord shall have the right to temporarily close lobby areas and other common areas within the Building in order to complete any renovation or repairs of the Building.

Landlord reserves the right to rescind any of these rules and regulations and to make such other further reasonable rules and regulations as shall front time to time be needed for the safety, protection, care and cleanliness of the Building or any other portion of the Property, the operation of the Building, the preservation of good order in the Building and on the Property, the orderly management of the Building and/or the protection and comfort of the tenants and their agents, employees and invitees, which rules and regulations shall be applicable generally to all tenants in the Building and, when made and written notice thereof is given to a tenant, shall be binding upon it in like manner as if originally herein prescribed; provided, however, that no such rules and regulations shall materially affect Tenant's ability to use the Premises for the Permitted Use. These Rules and Regulations and no amendments hereto shall ever be construed to create any obligation on Landlord. In the event of any conflict between these Rules and Regulations and the Lease of which they are a part, the Lease shall control.


                                   Rider 4-iii

                                   Exhibit F-1

                                  Initial Space

--------------------------------------------------------------------------------
Amortization Period                 72  Monthly/RSF          $   0.39
Interest Rate                     10.0% Annual/RSF           $   4.68
Principal Amount (1)        261,074.21  RSF                    12,312
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
  Lease       Principal     Remaining    Monthly      Interest            Principle          Cancellation
  Month        Amount     Lease Months   Payment                                                Penalty
--------------------------------------------------------------------------------------------------------------
  8/15/95    261,074.21        72       4,796.65             --            4,796.65               n/a
  9/15/95    256,277.56        71       4,796.65       2,135.65            2,661.00               n/a
 10/15/95    253,616.56        70       4,796.65       2,113.47            2,683.17               n/a
 11/15/95    250,933.38        69       4,796.65       2,091.11            2,705.53               n/a
 12/15/95    248,227.85        68       4,796.65       2,068.57            2,728.08               n/a
  1/15/96    245,499.77        67       4,796.65       2,045.83            2,750.81               n/a
  2/15/96    242,748.95        66       4,796.65       2,022.91            2,773.74               n/a
  3/15/96    239,975.21        65       4,796.65       1,999.79            2,796.85               n/a
  4/15/96    237,178.36        64       4,796.65       1,976.49            2,820.16               n/a
  5/15/96    234,358.20        63       4,796.65       1,952.99            2,843.66               n/a
  6/15/96    231,514.54        62       4,796.65       1,929.29            2,867.36               n/a
  7/15/96    228,647.18        61       4,796.65       1,905.39            2,891.25               n/a
  8/15/96    225,755.93        60       4,796.65       1,881.30            2,915.35               n/a
  9/15/96    222,840.58        59       4,796,65       1,857.00            2,939.64               n/a
 10/15/96    219,900.94        58       4,796.65       1,832.51            2,964.14               n/a
 11/15/96    216,936.80        57       4,796.65       1,807.81            2,988.84               n/a
 12/15/96    213,947.96        56       4,796.65       1,782.90            3,013.75               n/a
  1/15/97    210,934.22        55       4,796.65       1,757.79            3,038.86               n/a
  2/15/97    207,895.35        54       4,796.65       1,732.46            3,064.19               n/a
  3/15/97    204,831.17        53       4,796.65       1,706.93            3,089.72               n/a
  4/15/97    201,741.45        52       4,796.65       1,681.18            3,115.47               n/a
  5/15/97    198,625.98        51       4,796.65       1,655.22            3,141.43               n/a
  6/15/97    195,484.55        50       4,796.65       1,629.04            3,167.61               n/a
                                                                                          ------------
  7/15/97    192,316.94        49       4,796.65       1,602.64            3,194.01        189,122.94    (2)
                                                                                          ------------
  8/15/97    189,122.94        45       4,796.65       1,576.02            3,220.62        185,902.32
  9/15/97    185,902.32        47       4,796.65       1,549.19            3,247.46        182,654.86
 10/15/97    182,654.86        46       4,796.65       1,522.12            3,274.52        179,380.33
 11/15/97    179,380.33        45       4,796.65       1,494.84            3,301.81        176,078.52
 12/15/97    176,078.52        44       4,796.65       1,467.32            3,329.33        172,749.20
  1/15/98    172,749.20        43       4,796.65       1,439.58            3,357.07        169,392.13
  2/15/98    169,392.13        42       4,796.65       1,411.60            3,385.05        166,007.08
  3/15/98    166,007.08        41       4,796.65       1,383.39            3,413.25        162,593.83
  4/15/98    162,593.13        40       4,796.65       1,354.95            3,441.70        159,152.13
  5/15/98    159,152.83        39       4,796.65       1,326.27            3,470.38        155,681.75
  6/15/98    155,681.75        33       4,796.65       1,297.35            3,499.30        152,182.46
                                                                                          ------------
  7/15/98    152,182.46        37       4,796.65       1,268.19            3,528.46        148,654.00    (3)
                                                                                          ------------
  8/15/98    148,654.00        36       4,796.65       1,238.78            3,557.86        145,096.13
  9/15/98    145,096.13        35       4,796.65       1,209.13            3,587.51        141,508.62
 10/15/98    141,508.62        34       4,796.65       1,179.24            3,617.41        137,891.21
 11/15/98    137,891.21        33       4,796.65       1,149.09            3,647.55        134,243.66
 12/15/98    134,243.66        32       4,796.65       1,118.70            3,677.95        130,565.71
  1/15/99    130,565.71        31       4,796.65       1,088.05            3,708,60        126,857.11
  2/15/99    126,857.11        30       4,796.65       1,057.14            3,739.50        123,117.61
  3/15/99    123,117.61        29       4,796.65       1,025.98            3.770.67        119,346.94
  4/15/99    119,346.94        28       4,796.65         994.56            3,802.09        115,544.85
  5/15/99    115,544.85        27       4,796.65         962.87            3,833.77        111,711.08
  6/15/99    111,711.08        26       4,796.65         930.93            3,865.72        107,845.36
  7/15/99    107,845.36        25       4,796.65         898.71            3,897.93        103,947.43

  8/15/99    103,947.43        24       4,796.65         866.23            3,930.42        100,017.01
  9/15/99    100,017.01        23       4,796.65         833.48            3,963.17         96,053.84
 10/15/99     96,053.84        22       4,796.65         800.45            3,996.20         92,057.64
 11/15/99     92,057.64        21       4,796.65         767.15            4,029.50         88,028.14
 12/15/99     88,028.14        20       4,796.65         733.57            4,063.08         83,965.06
  1/15/00     83,965.06        19       4,796.65         693.71            4,096.94         79,868.12
  2/15/00     79,868.12        18       4,796.65         665.57            4,131.08         75,737.05
  3/15/00     75,737.05        17       4,796.65         631.14            4,165,50         71,571.54
  4/15/00     71,571.54        16       4,796.65         596.43            4,200.22         67,371.32
  5/15/00     67,371.32        15       4,796.65         561.43            4,235.22         63,136.11
  6/15/00     63,136.11        14       4,796.65         526.13            4,270.51         58,865.59
  7/15/00     58,865.59        13       4,796.65         490.55            4,306.10         54,559.49
  8/15/00     54,559.49        12       4,796.65         454.66            4,341.98         50,217.51
  9/15/00     50,217.51        11       4,796.65         418.48            4,378.17         45,839.34
 10/15/00     45,839.34        10       4,796.65         381.99            4,414.65         41,424.69
 11/15/00     41,424.69         9       4,796.65         345.21            4,451.44               n/a
 12/15/00     36,973.25         8       4,796.65         308.11            4,488.54               n/a
  1/15/01     32,484.71         7       4,796.65         270.71            4,525.94               n/a
  2/15/01     27,958.77         6       4,796.65         232.99            4,563.66               n/a
  3/15/01     23,395.12         5       4,796.65         194.96            4,601.69               n/a
  4/15/01     18,793.43         4       4,796.65         156.61            4,640.03               n/a
  5/15/01     14,153.40         3       4,796,65         117.94            4,678.70               n/a
  6/15/01      9,474.70         2       4,796.65          78.96            4,717.69               n/a
  7/15/01      4,757.00         1       4,796.65          39.64            4,757.00               n/a

(1) Initial pricnipal far the initial premises of 12,312 square feet of Agreed Rentable Area.
(2) Cancellation Payment for Termination Date effective at the end of the 24th month. (i.e. 8/14/97)
(3) Cancellation Payment for Termination Date effective at the end of the 36th month. (i.e. 1/14/98)

                                   Exhibit F-2

                             Initial Expansion Space

--------------------------------------------------------------------------------
Amortization Period                 65  Monthly/RSF           $   0.38
Interest Rate                     10.0% Annual/RSF            $   4.57
Principal Amount (1)        210,393.00  RSF                     10,948
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
  Lease       Principal     Remaining    Monthly      Interest            Principle          Cancellation
  Month        Amount     Lease Months   Payment                                                Penalty
--------------------------------------------------------------------------------------------------------------
  3/15/96    210,393.00        65       4,170.60              -            4,170.60               n/a
  4/15/96    206,222.40        64       4,170.60       1,718.52            2,452.08               n/a
  5/15/96    203,770.32        63       4,170.60       1,698.09            2,472.51               n/a
  6/15/96    201,297.81        62       4,170.60       1,677.48            2,493.12               n/a
  7/15/96    198,804.69        61       4,170.60       1,656.71            2,513.89               n/a
  8/15/96    196,290.80        60       4,170.60       1,635.76            2,534.84               n/a
  9/15/96    193,755.95        59       4,170.60       1,614.63            2,555.97               n/a
 10/15/96    191,199.99        58       4,170.60       1,593.33            2,577.27               n/a
 11/15/96    188,622.72        57       4,170.60       1,571.86            2,598.74               n/a
 12/15/96    186,023.98        56       4,170.60       1,550.20            2,620.40               n/a
  1/15/97    183,403.58        55       4,170.60       1,528.36            2,642.24               n/a
  2/15/97    180,761.34        54       4,170.60       1,506.34            2,664.25               n/a
  3/15/97    178,097.09        53       4,170.60       1,484.14            2,686.46               n/a
  4/15/97    175,410.63        52       4,170.60       1,461.76            2,708.84               n/a
  5/15/97    172,701.79        51       4,170.60       1,439.18            2,731.42               n/a
  6/15/97    169,970.37        50       4.170.60       1,416.42            2,754.18               n/a
                                                                                          ------------
  7/15/97    167,216.19        49       4,170.60       1,393.47            2,777.13        164,439.06    (2)
                                                                                          ------------
  8/15/97    164,439.06        48       4,170.60       1,370.33            2,800.27        161,638.78
  9/15/97    161,638.78        47       4,170.60       1,346.99            2,823.61        158,815.17
 10/15/97    158,815.17        46       4,170.60       1,323.46            2,847.14        155,968.04
 11/15/97    155,968.04        45       4,170.60       1,299.73            2,870.87        153,097.17
 12/15/97    153,097.17        44       4,170.60       1,275.81            2,894.79        150,202.38
  1/15/98    150,202.38        43       4,170.60       1,251.69            2,918.91        147,283.47
  2/15/98    147,283.47        42       4,170.60       1,227.36            2,943.24        144,340.23
  3/15/98    144,340.23        41       4,170.60       1,202.84            2,967.76        141,372.47
  4/15/98    141,372.47        40       4,170.60       1,178.10            2,992.50        138,379.97
  5/15/98    138,379.97        39       4,170.60       1,153.17            3,017.43        135,362.54
  6/15/98    135,362.54        38       4,110.60       1,128.02            3,042.58        132,319.96
                                                                                          ------------
  7/15/98    132,319.96        37       4,170.60       1,102.67            3,067.93        129,252.03    (3)
                                                                                          ------------
  8/15/98    129,252.03        36       4,170.60       1,077.10            3,093.50        126,158.53
  9/15/98    126,158.53        35       4,170.60       1,051.32            3,119.28        123,039.25
 10/15/98    123,039.25        34       4,170.60       1,025.33            3,145.27        119,893.98
 11/15/98    119,893.98        33       4,170.60         999.12            3,171.48        116,722.49
 12/15/98    116,722.49        32       4,170.60         972.69            3,197.91        113,524.58
  1/15/99    113,524.58        31       4,170.60         946.04            3,224.56        110,300.02
  2/15/99    110,300.02        30       4,170.60         919.17            3,251.43        107,048.59
  3/15/99    107,048.59        29       4,170.60         892.07            3,278.53        103,770.06
  4/15/99    103,770.06        28       4,170.60         864.75            3,305.85        100,464.21
  5/15/99    100,464.21        27       4,170.60         837.20            3,333.40         97,130.81
  6/15/99     97,130.81        26       4,170,60         809.42            3,361.18         93,769.64
  7/15/99     93,769.64        25       4,170.60         781.41            3,389.19         90,380.45
  8/15/99     90,380.45        24       4,170.60         753.17            3,417.43         86,963.02
  9/15/99     86,963.02        23       4,170.60         724.69            3,445.91         83,517.12
 10/15/99     13,517.12        22       4,170.60         695.98            3,474.62         80,042.49
 11/15/99     80,042.49        21       4,170.60         667.02            3,503.58         76,538.91
 12/15/99     76,538.91        20       4,170.60         637.82            3,532.78         73,006.14
  1/15/00     73,006.14        19       4,170.60         608.38            3,562.21         69,443.92
  2/15/00     69,443.92        18       4,170.60         578.70            3.591,90         65,852.02

  3/15/00     65,852.02        17       4,170.60         548.77            3,621.83         62,230.19
  4/15/00     62,230.19        16       4,170.60         518.58            3,652.01         58,578.18
  5/15/00     58,578.18        15       4.170.60         488.15            3,682.45         54,895.73
  6/15/00     54,895.73        14       4,170.60         457.46            3,713.13         51,182.60
  7/15/00     51,182.60        13       4,170.60         426.52            3,744.08         47,438.52
  8/15/00     47,438.52        12       4,170.60         395.32            3,775.28         43,663.24
  9/15/00     43,663.24        11       4,170.60         363.86            3,806.74         39,856.50
 10/15/00     39,856.50        10       4,170.60         332.14            3,838.46         36,018.04
 11/15/00     36,018.04         9       4,170.60         300.15            3,870.45         32,147.59
 12/15/00     32,147.59         8       4,170.60         267.90            3,902.70         28,244.89
  1/15/01     28,244.89         7       4,170.60         235.37            3,935.23         24,309.66
  2/15/01     24,309.66         6       4,170.60         202.58            3,968.02         20,341.64
  3/15/01     20,341.64         5       4,170.60         169.51            4,001.09         16,340.56
  4/15/01     16,340.56         4       4,170.60         136.17            4,034.43         12,306.13
  5/15/01     12,306.13         3       4,170.60         102.55            4,068.05          8,238.08
  6/15/01      8,238.08         2       4,170.60          68.65            4,101.95          4,136.13
  7/15/01      4,136.13         1       4,170.60          34.47            4,136.13             (0.00)

(1) Additional principal of $158,019.12 added to the principal as a result of the initial expansion of 10,948 square feet of Agreed Rentable Area. (effective 3/15/96)
(2) Cancellation Payment for Termination Date effective at the end of the 24th month. (i.e. 8/14/97)
(3) Cancellation Payment for Termination Date effective at the end of the 36th month. (i.e. 8/14/98)

                                   Exhibit F-3
                             Second Expansion Space

--------------------------------------------------------------------------------
Amortization Period                  57  Monthly/RSF           $   0.37
Interest Rate                      10.0% Annual/RSF            $   4.38
Principal Amount (1)         610,264.00  RSF                     36,625
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
  Lease       Principal     Remaining    Monthly      Interest            Principle          Cancellation
  Month        Amount     Lease Months   Payment                                                Penalty
--------------------------------------------------------------------------------------------------------------
 11/15/96    610,264.00        57      13,381.91              -           13,381.91
 12/15/96    596,882.09        56      13,381.91       4,974.02            8,407.89               n/a
  1/15/97    588,474.20        55      13,381.91       4,903.95            8,477.96               n/a
  2/15/97    579,996.24        54      13,381.91       4,833.30            8,548.61               n/a
  3/15/97    571,447.63        53      13,381.91       4,762.06            8,619.85               n/a
  4/15/97    562,827.79        52      13,381.91       4,690.23            8,691.68               n/a
  5/15/97    554,136.11        51      13,381.91       4,617.80            8,764.11               n/a
  6/15/97    545,372.00        50      13,381.91       4,544.77            8,837.14               n/a
                                                                                          ------------
  7/15/97    536,534.86        49      13,381.91       4,471.12            8,910.79        527,624.07    (2)
                                                                                          ------------
  8/15/97    527,624.07        48      13,381.91       4,396.87            8,985.04        518,639.03
  9/15/97    518,639.03        47      13,381.91       4,321.99            9,059.92        509,579.11
 10/15/97    509,579.11        46      13,381.91       4,246.49            9,135.42        500,443.69
 11/15/97    500,443.69        45      13,381.91       4,170.36            9,211.55        491,232.15
 12/15/97    491,232.15        44      13,381.91       4,093.60            9,288.31        481,943.84
  1/15/98    481,943.84        43      13,381.91       4,016.20            9,365.71        472,578.13
  2/15/98    472,578.13        42      13,381.91       3,938.15            9,443.76        463,134.37
  3/15/98    463,134.37        41      13,381.91       3,859.45            9,522.46        453,611.92
  4/15/98    453,611.92        40      13,381.91       3,780.10            9,601.81        444,010.11
  5/15/98    444,010.11        39      13,381.91       3,700.08            9,681.83        434,328.28
  6/15/98    434,328.28        38      13,381.91       3,619.40            9,762.51        424,565.77
                                                                                          ------------
  7/15/98    424,565.77        37      13,381.91       3,538.05            9,843.86        414,721.91    (3)
                                                                                          ------------
  8/15/98    414,721.91        36      13,381.91       3,456.02            9,925.89        404,796.02
  9/15/98    404,796.02        35      13,381.91       3,373.30           10,008.61        394,787.41
 10/15/98    394,787.41        34      13,381.91       3,289.90           10,092.01        384,695.39
 11/15/98    384,695.39        33      13,381.91       3,205.79           10,176.11        374,519.28
 12/15/98    374,519.28        32      13,381.91       3,120.99           10,260.92        364,258.36
  1/15/99    364,258.36        31      13,381.91       3,035.49           10,346.42        353,911.94
  2/15/99    353,911.94        30      13,381.91       2,949.27           10,432.64        343,479.30
  3/15199    343,479.30        29      13,381.91       2,862.33           10,519.58        332,959.71
  4/15/99    332,959.71        28      13,381.91       2,774.66           10,607.25        322,352.47
  5/15/99    322,352.47        27      13,381.91       2,686.27           10,695.64        311,656.83
  6/15/99    311,656.83        26      13,381.91       2,597.14           10,784.77        300,872.06
  7/15/99    300,872.06        25      13,381.91       2,507.27           10,874.64        289,997.42
  8/15/99    289,997.42        24      13,381.91       2,416.65           10,965.26        279,032.15
  9/15/99    279,032.15        23      13,381.91       2,325.27           11,056.64        267,975.51
 10/15/99    267,975.51        22      13,381.91       2,233.13           11,148.78        256,826.73
 11/15/99    256,826.73        21      13,381.91       2,140.22           11,241.69        245,585.05
 12/15/99    245,585.05        20      13,381.91       2,046.54           11,335.37        234,249.68
  1/15/00    234,249.68        19      13,381.91       1,952.08           11,429.83        222,819.85
  2/15/00    222,819.85        18      13,381.91       1,856.83           11,525.08        211,294.77
  3/15/00    211,294.77        17      13,381.91       1,760.79           11,621.12        199,673.65
  4/15/00    199,673.65        16      13,381.91       1,663.95           11,717.96        187,955.69
  5/15/00    187,955.69        15      13.381,91       1,566.30           11,815.61        176.140.08
  6/15/00    176,140.08        14      13,381.91       1,467.83           11,914.08        164,226.00
  7/15/00    164,226.00        13      13,381.91       1,368.55           12,013.36        152,212.64
  8/15/00    152,212.64        12      13,381.91       1,268.44           12,113.47        140,099.17
  9/15/00    140,099.17        11      13,381.91       1,167.49           12,214.42        127,884.76
 10/15/00    127,884.76        10      13,381.91       1,065.71           12,316.20        115,568.55

 11/15/00    115,568.55         9      13,381.91         963.07           12,418.84        103,149.71
 12/15/00    103,149.71         8      13,381.91         859.58           12,522.33         90.627,39
  1/15/01     90,627.39         7      13,381.91         755.23           12,626.68         78,000.70
  2/15/01     78,000.70         6      13,381.91         650.01           12,731,90         65,268.80
  3/15/01     65,268.80         5      13,381.91         543.91           12,838.00         52,430.80
  4/15/01     52,430.80         4      13,381.91         436.92           12,944.99         39,485.81
  5/15/01     39,485.81         3      13,381.91         329.05           13,052.86         26,432.95
  6/15/01     26,432.95         2      13,381.91         220.27           13,161.63         13,271.32
  7/15/01     13,271.32         1      13,381.91         110.59           13,271.22             (0.00)

(1) Additional Pprincipal of $610,264.00 added to the principal as a result of the Second Expansion Space of 36,625 square feet of Agreed Rentable Area. (effective 12/15/96)
(2) Cancellation Payment for Termination Date effective at the end of the 24th month. (i.e. 8/14/97)
(3) Cancellation Payment for Termination Date effective at the end of the 36th month. (i.e. 8/14/98)